EXHIBIT 10.51

LEASE

THIS DEED OF LEASE (as amended, supplemented or otherwise modified from time to time, this "Lease") made as of the 27th day of June, 2003, by and between _____________, a Delaware statutory trust, as landlord, having an office at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001 and __________________, a ___________ corporation, as tenant, having an office at c/o Performance Food Group, 12500 West Creek Parkway, Richmond, Virginia 23238.

In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

    Certain Definitions. All capitalized terms, unless otherwise defined herein, shall have the respective meanings ascribed to such terms in Appendix A annexed hereto and by this reference incorporated herein.
    Demise of Premises. Landlord hereby demises and lets to Tenant and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the Leased Premises.
    Title and Condition.
      The Leased Premises are demised and let subject to (i) the Permitted Encumbrances, (ii) all Legal Requirements and Insurance Requirements, including any existing violation of any thereof, and (iii) the condition of the Leased Premises as of the commencement of the Term; without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.
      LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF THE LEASED PREMISES, AND LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES "AS IS", AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD'S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. Tenant acknowledges that the Leased Premises are of its selection and to its specifications, and that the Leased Premises have been inspected by Tenant and are satisfactory to it. In the event of any defect or deficiency in any of the Leased Premises of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort). The provisions of this Paragraph 3 (b) have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Landlord, express or implied, with respect to any of the Leased Premises, arising pursuant to the Uniform Commercial Code or any other law now or hereafter in effect or otherwise.
      Tenant acknowledges and agrees that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found such title to be satisfactory for the purposes contemplated by this Lease.
      Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant, all Guaranties. Such assignment shall remain in effect until the termination of this Lease. Landlord shall also retain the right to enforce any Guaranties assigned in the name of Tenant upon the occurrence of an Event of Default. Landlord hereby agrees to execute and deliver at Tenant's expense such further documents, including powers of attorney, as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this Paragraph 3 (d). Upon the termination of this Lease, the Guaranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required. In confirmation of such reassignment, Tenant shall execute and deliver promptly any certificate or other instrument which Landlord may request. Any monies collected by Tenant under any of the Guaranties after the occurrence of and during the continuation of an Event of Default shall be held in trust by Tenant and promptly paid over to Landlord.
      Landlord agrees to enter into, at Tenant's expense, such Easements as reasonably requested by Tenant, subject to Lender's and Landlord's approval of the form thereof, not to be unreasonably withheld or delayed; provided, however, that no such Easement shall result in any diminution in the value or utility of the Leased Premises for use as a storage warehouse and distribution center and, further provided, that no such Easement shall render the use of the Leased Premises dependent upon any other property or condition, each of which Tenant shall certify to Landlord and Lender in writing delivered with Tenant's request with respect to such Easement. Tenant's request shall also include Tenant's written undertaking acknowledging that Tenant shall remain liable hereunder as principal and not merely as a surety or guarantor notwithstanding the establishment of any Easement. Except as expressly permitted by this Lease, Landlord shall not enter into any Easements, REA's, restrictive covenants or other matters affecting title to the Leased Premises, without the prior consent of Tenant, which shall not be unreasonably withheld.
      Tenant agrees that Tenant is obligated to and shall perform all obligations of the owner of the Leased Premises under and pay all expenses which the owner of the Leased Premises may be required to pay in accordance with any REA, and that Tenant shall comply with all of the terms and conditions of the REA during the term of this Lease. Tenant further covenants and agrees to indemnify, defend and hold harmless Landlord and Lender against any claim, loss or damage suffered by Landlord or Lender by reason of Tenant's failure to perform any obligations or pay any expenses as required under any REA or comply with the terms and conditions of any REA as hereinabove provided during the term of this Lease.
    Use of Leased Premises; Quiet Enjoyment.
      Tenant may use the Leased Premises as a storage, warehouse or distribution center or for any other lawful purpose so long as such other lawful purpose would not (i) have a material adverse effect on the value of the Leased Premises, (ii) materially increase (when compared to use as a storage, warehouse or distribution center) the likelihood that Tenant, Landlord or Lender would incur liability under any provisions of any Environmental Laws, or (iii) result in or give rise to any material environmental deterioration or degradation of the Leased Premises. In no event shall the Leased Premises be used for any purpose which shall violate any of the provisions of any Permitted Encumbrance or any covenants, restrictions or agreements hereafter created by or consented to by Tenant applicable to the Leased Premises. Tenant agrees that with respect to the Permitted Encumbrances and any covenants, restrictions or agreements hereafter created by or consented to by Tenant, Tenant shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord.
      Subject to Tenant's rights under Paragraph 18 hereof, Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Leased Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements. Subject to Tenant's rights under Paragraph 18, Tenant shall not use, occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would (i) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any of the Leased Premises, (ii) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, or (iii) cause any injury or damage to any of the Improvements unless pursuant to Alterations permitted under Paragraph 12 hereof.
      Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants to do no act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant.
      Tenant covenants and agrees to remain in actual physical possession of the Leased Premises and to continuously operate its business in the Leased Premises; provided, however, from and after the commencement of the sixty-first (61st) calendar month following the first Basic Rent Payment Date, Tenant may, at its option (without any obligation to do so), cease to operate its business in the Leased Premises on either a (i) permanent basis or (ii) temporary basis.
    Term
      Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term commencing on the Commencement Date and ending on the Expiration Date.
      Provided (i) this Lease shall not have been terminated pursuant to the provisions of Paragraph 13 (b) or 19, and (ii) an Event of Default has not occurred and remains uncured, in each case on the applicable date of its Renewal Option Notice and on the Expiration Date (or the expiration date of the then expiring Renewal Term, as applicable), Tenant shall have five (5) consecutive options to extend the term of this Lease for a Renewal Term, commencing upon the day after the Expiration Date (or the expiration date of the then expiring Renewal Term, as applicable). If Tenant elects to exercise any one or more of said renewal options, it shall do so by giving a Renewal Option Notice to Landlord at any time during the Term (or the then Renewal Term, as applicable) but, in any event, on or before that date which is eighteen (18) months prior to the commencement of the Renewal Term for which such election is exercised. Tenant shall forever waive its right to exercise a renewal option if it shall, for any reason whatsoever, fail to give such Renewal Option Notice to Landlord within the time and in the manner provided for the giving of such notice, whether such failure is inadvertent or intentional, TIME BEING OF THE ESSENCE as to the exercise of such renewal option and the giving of such notice. If Tenant shall elect to exercise any such renewal option, the term of this Lease shall be automatically extended for five (5) years without the execution of an extension or renewal lease. Any Renewal Term shall be subject to all of the provisions of this Lease, and all such provisions shall continue in full force and effect, except that the Basic Rent for each Renewal Term shall be at the Basic Rent set forth for such renewal terms on Exhibit B attached hereto. Within ten (10) days after request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument confirming that such option has been effectively exercised, confirming the extended expiration date of this Lease and confirming the Basic Rent for the Renewal Term.
      With respect to the third, fourth and fifth renewal terms, Landlord shall designate an independent MAI appraiser to determine the fair market rental value within twenty (20) days after Tenant's notice of its exercise of the applicable renewal option. Within ten (10) days after selection of Landlord's appraiser, Landlord shall notify Tenant of the determination made by Landlord's appraiser with respect to the fair market rental value. Tenant shall then have ten (10) days to dispute such determination and to select its own independent MAI appraiser. In the event that Tenant fails to select its appraiser within such ten (10) day period, the determination of Landlord's appraiser shall constitute such fair market rental value. Within ten (10) days after selection of Tenant's appraiser, the two appraisers shall meet and attempt to agree as to the fair market rental value for the Leased Premises for the Renewal Term in question. In the event that such appraisers are unable to agree as to such annual fair market rental value then: (i) if the difference between the two determinations is less than five percent (5%) of the lower determination, then the average of the two determinations shall be deemed to constitute such annual fair market rental value; or (ii) if the difference between the two determinations is equal to or greater than five percent (5%) of the lower determination, then the two appraisers shall jointly select a third independent MAI appraiser, which appraiser shall select which of the determinations of the first two appraisers shall constitute such annual fair market rental value. Such third appraiser shall not have the right to vary or modify the determinations of the appraisers selected by Landlord and Tenant. Any appraiser selected pursuant to this clause (c) must have at least ten (10) years experience in appraising commercial real estate in the area in which the Leased Premises is located. The appraisers shall not have the right to amend, modify or vary any of the terms of this Lease and the determination of the appraisers in accordance with this clause (c) shall be final, binding and conclusive upon Landlord and Tenant. Subject to the provisions of this Paragraph and Paragraph 12 hereof, the fair market rental value for the Leased Premises for the Renewal Term in question shall exclude the portion of fair market rental value attributable to any Alterations for which all costs and expenses were paid for by the Tenant.
    Rent.
      Tenant shall pay to Landlord (or to Lender, if directed by Landlord), as minimum annual rent for the Leased Premises during the Term, the Basic Rent in arrears, on the Basic Rent Payment Dates, and shall pay the same by wire transfer in immediately available federal funds, by 9:30 a.m., New York time on the date due, to such account in such bank as Landlord (or Lender, if Landlord directs Tenant to pay Basic Rent directly to Lender) shall designate, from time to time. Basic Rent for the period from and including the Commencement Date through and including June 30, 2003 shall be paid on June 30, 2003 in the amount set forth for such period on Exhibit B-1 attached hereto.
      Tenant shall pay and discharge before the imposition of any fine, lien, interest or penalty that may be added thereto for late payment thereof, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of nonpayment of Basic Rent. All payments of Additional Rent that are payable to Landlord shall be paid by Tenant by wire transfer in immediately available federal funds to such account in such bank as Landlord (or Lender, if so directed by Landlord) shall designate, from time to time.
      If any installment of Basic Rent is not paid when the same is due, Tenant shall pay to Landlord or Lender, as the case may be, on demand, as Additional Rent, a Late Charge.
      Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment.
    Net Lease; Non-Terminability.
      This is a net lease and Basic Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid, except as otherwise expressly set forth in this Lease, without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense.
      Except as otherwise expressly provided in this Lease, this Lease shall not terminate and Tenant shall not have any right to terminate this Lease, during the Term. Except as otherwise expressly provided in this Lease, Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease; and except as otherwise expressly provided in this Lease, the obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any of the Leased Premises for any reason, including but not limited to the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of Tenant's use of any of the Leased Premises, (iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord under this Lease or under any other agreement, (vii) any latent or other defect in, or any theft or loss of any of the Leased Premises, (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment, (ix) any violation of Paragraph 4 (c) by Landlord, or (x) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Basic Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events (or, in lieu thereof , Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected, unless this Lease shall have been terminated pursuant to an express provision of this Lease.
      Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under the Mortgage, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise.
      This Lease is the absolute and unconditional obligation of Tenant. Tenant waives all rights which are not expressly stated in this Lease but which may now or hereafter otherwise be conferred by law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided in this Lease, and (iii) for any statutory lien or offset right against Landlord or its property.
    Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements.
      (i) Subject to the provisions of Paragraph 18 hereof relating to contests, Tenant shall, before interest or penalties are due thereon, pay and discharge all Impositions. If received by Landlord, Landlord shall promptly deliver to Tenant any bill or invoice with respect to any Imposition.

      (ii) Nothing herein shall obligate Tenant to pay, and the term "Impositions" shall exclude, federal, state or local (A) transfer taxes as the result of a conveyance by (or suffered by) Landlord (unless attributable to an Event of Default), (B) franchise, capital stock or similar taxes if any, of Landlord, (C) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net income, (D) any estate, inheritance, succession, gift, capital levy or similar taxes, unless the taxes referred to in clauses (B) and (C) above are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Leased Premises which, if such other tax or assessment were in effect at the commencement of the Term, would be payable by Tenant, or (E) any Tax that would not have been imposed but for the failure of Indemnitee to comply with certification, information, documentation or other reporting requirements applicable to Indemnitee, if compliance with such requirements is required by statute or regulation of the relevant taxing authority as a precondition to relief or exemption from such Tax. In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments which become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord, within twenty (20) days after Landlord's written request therefor, copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority and receipts for payments of all Impositions made during each calendar year of the Term, within thirty (30) days after payment.

      Subject to the provisions of Paragraph 18 hereof, Tenant shall promptly comply with and conform to all of the Legal Requirements and Insurance Requirements.
      All payments of Impositions shall be made by Tenant on an After Tax Basis as to Landlord.
      Any amount payable to Landlord pursuant to this Paragraph 8 shall be paid within ten (10) days after receipt of a written demand therefor from Landlord accompanied by a written statement describing in reasonable detail the amount so payable. Any payments required to be made by Tenant pursuant to this Paragraph 8 that are not allowed to be paid directly to the appropriate Governmental Authority or such other Person to whom such payment is due shall be made directly to Landlord at the location and in the manner specified by Landlord pursuant to Paragraph 6 hereof for the payment of Rent. Any amount payable by Tenant to Landlord under this Paragraph 8 that is not paid when due shall bear interest at the Default Rate.
      If any report, return or statement (a "Filing") is required to be filed with respect to any Imposition that is subject to this Paragraph 8, Tenant shall, if permitted by Applicable Laws to do so, timely file or cause to be filed such Filing with respect to such Imposition and shall promptly provide notice of such filing to Landlord (except for any such Filing that Landlord has notified Tenant in writing that Landlord intends to file) and will (if ownership of the Leased Premises or any part thereof or interest therein is required to be shown on such Filing) show the ownership of the Leased Premises in the name of Landlord and send a copy of such Filing to Landlord. If Tenant is not permitted by Applicable Laws to file any such Filing, Tenant will promptly notify Landlord of such requirement in writing and prepare and deliver to Landlord a proposed form of such Filing and such information as is within Tenant's reasonable control or access with respect to such Filing within a reasonable time, and in all events at least twenty (20) days, prior to the time such Filing is required to be filed. Tenant shall hold Landlord harmless, on an After Tax Basis, from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such Filing, if such insufficiency or inaccuracy is attributable to Tenant.
      Notwithstanding anything herein to the contrary, any obligations of Tenant under the provisions of this Paragraph 8 that accrue prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier the termination of this Lease.
    Liens; Recording and Title.
      Subject to the provisions of Paragraph 18 hereof, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any lien on the Leased Premises, on the Basic Rent, Additional Rent or on any other sums payable by Tenant under this Lease, other than the Mortgage, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission by Landlord or those claiming by, through or under Landlord (except Tenant). Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Leased Premises through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Leased Premises.
      Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written Memorandum of this Lease to be recorded in the appropriate land records of the jurisdiction in which the Leased Premises is located, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of said recorded Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.
      Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Landlord in any of the Leased Premises.
    Indemnification.
      Tenant agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against any and all Claims that may be suffered, imposed on or asserted against any Indemnitee (including any Claims resulting from any Indemnitee's negligence), arising out of (i) the initial acquisition of the Leased Premises by Landlord, ownership of the Leased Premises by Landlord, leasing by Landlord of the Leased Premises to Tenant, subleasing of the Leased Premises by Tenant, assignment by Tenant of its interest in this Lease, or sale of the Leased Premises by Landlord to Tenant, transfer of title to Tenant's interest in this Lease, renewal of this Lease, or operation, possession, use, non-use, maintenance, modification, alteration, construction, reconstruction, restoration, or replacement of the Leased Premises (or any portion thereof), or from the granting by Landlord at Tenant's request of easements, licenses or any rights with respect to all or any part of the Leased Premises, or from the construction, design, purchase or condition of the Leased Premises (including any Claims arising, directly or indirectly, out of the actual or alleged presence, use, storage, generation or Release of any Hazardous Materials, and any Claims for patent, trademark or copyright infringement and latent or other defects, whether or not discoverable), including any liability under Applicable Laws (including, without limitation, any Claims arising directly or indirectly out of any actual or alleged violation, now or hereafter existing, of any Environmental Laws), (ii) the Lease or any modification, amendment or supplement thereto, (iii) the non-compliance of the Leased Premises with Applicable Laws (including because of the existence of the Permitted Encumbrances), (iv) any matter relating to all or any part of the Leased Premises or any operations thereon, including matters relating to Environmental Laws or Hazardous Materials, (v) the breach by Tenant of its representations, warranties, covenants and obligations in this Lease whether or not such Claim arises or accrues prior to the date of this Lease, (vi) the business and activities of Tenant, (vii) the business and activities of any other Person on or about the Leased Premises (whether as an invitee, subtenant, licensee or otherwise), (viii) the cost of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Leased Premises or any surrounding areas for which Tenant has any legal obligation, the cost of any actions taken in response to a Release of any Hazardous Materials on, in, under or affecting any portion of the Leased Premises or any surrounding areas for which Tenant has any legal obligation to prevent or minimize such Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Leased Premises or any surrounding areas for which Tenant has any legal obligation, and (ix) an Event of Default. Notwithstanding the foregoing, nothing herein shall be construed to obligate Tenant to indemnify, defend and hold harmless any Indemnitee from and against any Claims imposed on or incurred by such Indemnitee by reason of such Indemnitee's willful misconduct or gross negligence or by reason of any liens and liabilities of Landlord solely in connection with any financing by Landlord of the Leased Premises.
      In case any Claim shall be made or brought against any Indemnitee, such Indemnitee shall give prompt notice thereof to Tenant; provided that failure to so notify Tenant shall not reduce Tenant's obligations to indemnify any Indemnitee hereunder unless and only to the extent such failure results in additional liability on Tenant's part. Tenant shall be entitled, at its expense, acting through counsel selected by Tenant (and reasonably satisfactory to such Indemnitee), to participate in, or, except as otherwise provided, to assume and control (if it promptly so elects upon notice of the Claim), and, to the extent that Tenant desires to assume and control, in consultation with Indemnitee, the negotiation, litigation and/or settlement of any such Claim (subject to the provisions of the last sentence of subparagraph (c) of this Paragraph 10). Such Indemnitee may (but shall not be obligated to) participate at its own expense (unless Tenant is not properly performing its obligations hereunder and then at the expense of Tenant) and with its own counsel in any proceeding conducted by Tenant in accordance with the foregoing, in which case Tenant shall keep such Indemnitee and its counsel fully informed of all proceedings and filings and afford such Indemnitee and counsel reasonable opportunity for comment. Notwithstanding the foregoing, Tenant shall not be entitled to assume and control the defense of any Claim if (i) an Event of Default has occurred and is continuing, (ii) the proceeding involves possible imposition of any criminal liability or penalty or unindemnified civil penalty on such Indemnitee, (iii) the proceeding involves the granting of injunctive relief against the Indemnitee not related to this Lease, (iv) a significant counterclaim is available to the Indemnitee that would not be available to and cannot be asserted by Tenant, (v) a conflict of interest exists between the Indemnitee and Tenant with respect to the Claim, or (vi) the defense of such Claim would require the delivery of material confidential and proprietary information of such Indemnitee that would otherwise not be available to Tenant or its counsel.
      Upon payment in full of any Claim by Tenant pursuant to this Paragraph 10 to or on behalf of an Indemnitee, Tenant, without any further action, shall be subrogated to any and all Claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense or claims against another Indemnitee for which Tenant would have indemnity obligations hereunder) to the extent of such payment, and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of Claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such Claims and otherwise reasonably cooperate with Tenant to enable Tenant to pursue such Claims.
      Notwithstanding anything to the contrary contained herein, Tenant shall not be required to indemnify any Indemnitee under this Paragraph 10 for any Claim to the extent resulting from the material misrepresentation, gross negligence or willful misconduct of such Indemnitee.
      The obligations of Tenant under this Paragraph 10 shall survive any termination of this Lease.
    Maintenance and Repair.
      Except for any Alterations that Tenant is permitted to make pursuant to this Lease, Tenant shall at all times, including any Requisition period, put, keep and maintain the Leased Premises (including, without limitation, the roof, landscaping, walls, footings, foundations and structural components of the Leased Premises) and the Equipment in the same (or better) condition and order of repair as exists as of the date of this Lease, except for ordinary wear and tear, and shall promptly make all repairs and replacements of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with the Leased Premises in order to keep and maintain the Leased Premises in the order and condition required by this Paragraph 11(a). Tenant shall do or cause others to do all shoring of the Leased Premises or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so. LANDLORD SHALL NOT BE REQUIRED TO MAKE ANY REPAIR, WHETHER FORESEEN OR UNFORESEEN, OR TO MAINTAIN ANY OF THE LEASED PREMISES OR ADJOINING PROPERTY IN ANY WAY, AND TENANT HEREBY EXPRESSLY WAIVES THE RIGHT TO MAKE REPAIRS AT THE EXPENSE OF THE LANDLORD, WHICH RIGHT MAY BE PROVIDED FOR IN ANY LAW NOW OR HEREAFTER IN EFFECT. Nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds or condemnation awards for Restoration pursuant to Paragraphs 13 (c) and 14 (g) of this Lease. Tenant shall, in all events, make all repairs for which it is responsible hereunder promptly, and all repairs shall be in a good, proper and workmanlike manner.
      Subject to Section 18 hereof, in the event that any Improvement shall violate any Legal Requirements or Insurance Requirements and as a result of such violation enforcement action is threatened or commenced against Tenant or with respect to the Leased Premises, then Tenant, at the request of Landlord, shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same shall affect Landlord, Tenant or both, or (ii) take such action as shall be necessary to remove such violation, including, if necessary, any Alteration. Any such repair or Alteration shall be made in conformity with the provisions of Paragraph 12.
      If Tenant shall be in default under any of the provisions of this Paragraph 11, Landlord may after thirty (30) business days written notice given to Tenant and failure of Tenant to cure during said period, but without notice in the event of an emergency, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant. In the event of an emergency Landlord shall notify Tenant of the situation by phone or other available communication. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.
      Tenant shall from time to time replace with Replacement Equipment any of the Equipment which shall have become worn out or unusable for the purpose for which it is intended, been taken by a Condemnation as provided in Paragraph 13, or been lost, stolen, damaged or destroyed as provided in Paragraph 14. Tenant shall repair at its sole cost and expense all damage to the Leased Premises caused by the removal of Equipment or Replaced Equipment or other personal property of Tenant or the installation of Replacement Equipment. All Replacement Equipment (except for Trade Fixtures) shall become the property of Landlord, shall be free and clear of all liens and rights of others and shall become a part of the Equipment as if originally demised herein.
    Alterations.
      Upon prior written notice to Landlord and Lender (if Tenant has been given notice of the name and address of such Lender), Tenant shall have the right to make any Alteration(s) to the Leased Premises, the cost of which does not exceed $500,000 in the aggregate, in any calendar year; provided, that Tenant complies with clause (c) of this Paragraph 12.
      Upon prior written notice to Landlord and Lender (if Tenant has been given notice of the name and address of such Lender), Tenant shall have the right to make any Alteration(s) to the Leased Premises, the cost of which exceeds $500,000 in the aggregate, in any calendar year; provided, that, (i) no Event of Default under this Lease has occurred and is then continuing, (ii) Tenant complies with clause (c) of this Paragraph 12, and (iii) prior to making any such Alteration(s), Tenant shall provide Landlord with the plans and specifications, estimated budgets and proposed schedule of construction with respect thereto.
      In the event that Landlord gives its prior written consent to any Alterations, or if such consent is not required, Tenant agrees that in connection with any Alteration: (i) the fair market value of the Leased Premises shall not be lessened after the completion of any such Alteration, or its structural integrity impaired; (ii) the Alteration and any Alteration theretofore made or thereafter to be made shall not in the aggregate reduce the gross floor area of the Improvements by more than ten percent (10%); (iii) all such Alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements; (iv) no such Alteration shall change the permitted use of the Leased Premises (as described in Paragraph 4 hereof), (v) all work done in connection with any such Alteration shall comply with all Insurance Requirements; (vi) Tenant shall promptly pay all costs and expenses of any such Alteration (unless such costs are funded through a financing by Landlord, as described in Paragraph 12(e) below), and shall (subject to and in compliance with the provisions of Paragraph 18 hereof) discharge all liens (excluding liens created by Landlord) filed against any of the Leased Premises arising out of the same; (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (viii) all such Alterations shall be the property of Landlord and shall be subject to this Lease; (ix) no such Alteration shall create any debt or other encumbrance(s) on the Leased Premises (except as described in Paragraph 12(e) below), and (x) in the case of any Alteration the estimated cost of which in any one instance exceeds Five Hundred Thousand and 00/100 Dollars ($500,000.00), such Alterations shall be made under the supervision of an architect or engineer and in accordance with plans and specifications which shall be submitted to Landlord (for informational purposes only) prior to the commencement of the Alterations.
      All Alterations (excluding Trade Fixtures installed in connection therewith) shall become the property of Landlord, shall be free and clear of all liens and rights of others and shall become a part of the Leased Premises as if originally demised herein.
      Tenant may request additional funding from Landlord in order to pay for the costs and expenses of any Alteration that complies with this Paragraph 12. Landlord shall use commercially reasonable efforts to obtain such additional funding, subject to a proportional adjustment in Basic Rent. If Landlord is unable to obtain such additional funding (in whole or in part), or if Tenant shall reject the terms of such additional funding, Tenant shall either (i) pay for the costs and expenses of such Alteration on Tenant's own account, (ii) pay (on Tenant's own account) for any deficiency between the costs and expenses of such Alteration and the additional funding obtained by Landlord, or (iii) forego such Alteration.
    Condemnation.
      Tenant, promptly upon obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Landlord thereof and Landlord shall be entitled to participate in any Condemnation proceeding. Landlord, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Tenant thereof and Tenant shall have the right, at its sole cost and expense, to participate in such proceedings. Subject to the provisions of this Paragraph 13 and Paragraph 15, Tenant hereby irrevocably assigns to Lender or to Landlord, in that order, any award or payment in respect of any Condemnation of Landlord's interest in the Leased Premises, except that (except as hereinafter provided) nothing in this Lease shall be deemed to assign to Landlord or Lender any Tenant's Award to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, it being agreed, however, that Tenant shall in no event be entitled to any payment that reduces the award to which Landlord is or would be entitled for the condemnation of Landlord's interest in the Leased Premises. Notwithstanding the foregoing (but subject to Paragraph 13(c)(iii) hereof), Tenant shall be entitled to Tenant's Award only in the event of a Condemnation described in Paragraph 13(b)(i)(A) and then only to the extent that when such award is subtracted from the entire award in respect to all interests in the Leased Premises, the remainder exceeds the amount set forth on Exhibit "D" attached hereto and made a part hereof.
      (i) (A) If (I) the entire Leased Premises, (II) a material portion of the Land or the building constructed on the Land or any means of ingress, egress or access to the Leased Premises, the loss of which even after restoration would, in Tenant's reasonable business judgment, be substantially and materially adverse to the business operations of Tenant at the Leased Premises, or (III) any means of ingress, egress or access to the Leased Premises which does not result in at least one method of ingress and egress to and from the Leased Premises remaining, provided the same is permitted under then existing Legal Requirements, shall be subject of a Taking by a duly constituted authority or agency having jurisdiction, then Tenant may, not later than ninety (90) days after such Taking has occurred, serve a Tenant's Termination Notice upon Landlord.

      (B) In the event that during the initial term (i.e. the portion of the term that expires on the Expiration Date) Tenant shall serve a Tenant's Termination Notice upon Landlord, Tenant shall, as part of such Tenant's Termination Notice, offer (which offer may be rejected by Landlord as set forth below) to purchase the Leased Premises and the entire award for the Purchase Price plus any and all Additional Payments.

      (C) If Landlord and Lender (if there shall be a Lender at such time) shall not elect to accept Tenant's offer to purchase, Landlord shall give notice thereof to Tenant within one hundred twenty (120) days after the giving of Tenant's Termination Notice.

      (D) Should an offer to purchase not be accepted by Landlord and Lender (if there shall be a Lender at such time), this Lease shall be terminated as above provided and the Net Award made in the Condemnation proceeding with respect to the Leased Premises shall be paid to Lender or to Landlord in that order.

      (E) Landlord's notice not to accept Tenant's offer to purchase shall be void and of no effect unless accompanied by the written notice of Lender (if there shall be a Lender at such time) to the effect that such Lender also elects not to accept Tenant's offer to purchase. Should said notices of Landlord and Lender (if any) rejecting Tenant's offer to purchase not be served within said period of one hundred twenty (120) days, then and in that event, the said offer shall be deemed accepted.

      (F) During the period of time between the condemnation and the Closing Date, this Lease shall stay in full force and effect and Tenant shall remain fully liable hereunder.

      (ii) In the event that Landlord and Lender (if there shall be a Lender at such time) shall accept or be deemed to have accepted Tenant's offer to purchase, title shall close and the Purchase Price and Additional Payments shall be paid as hereinafter provided and in such event Tenant shall be entitled to and shall receive any and all awards with respect to the Leased Premises then or thereafter made in the Condemnation proceeding and Landlord shall assign (or in case of any award previously made, deliver (or cause Lender to deliver, if applicable) to Tenant on the Closing Date) such award as may be made with respect to the Leased Premises. In the event Landlord and Lender (if applicable) shall accept Tenant's offer to purchase with respect to the Leased Premises, or be deemed to have accepted such Tenant's offer, title shall close on the Closing Date, at noon at the local office of Landlord's counsel, or at such other time and place as the parties hereto may agree upon in writing, and this Lease shall be automatically extended to and including the Closing Date and Tenant shall pay the Purchase Price and Additional Payments by transferring immediate funds to such account or accounts and in such bank or banks as Lender or Landlord, in that order, shall designate, upon delivery of a special warranty deed (or local equivalent) conveying the Leased Premises and all other required documents including a bill of sale with respect to all personal property constituting a portion of the Leased Premises and an assignment of any award in connection with the taking of Leased Premises. The special warranty deed (or local equivalent) shall convey title, free from encumbrances other than (A) Permitted Encumbrances, (B) liens or encumbrances created or suffered by Tenant or arising by reason of the failure of Tenant to observe or perform any of the terms, covenants or agreements herein provided to be observed and performed by Tenant, (C) any installments of Impositions then affecting the Leased Premises, and (D) this Lease. The Purchase Price and Additional Payments payable as hereinabove provided shall be charged or credited, as the case may be, on the Closing Date, to reflect adjustments of Basic Rent paid or payable to and including the Closing Date, apportioned as of the Closing Date. Tenant shall pay all conveyance, transfer, sales and like taxes required in connection with the purchase, regardless of who is required to pay such taxes under State or local law or custom (and Tenant shall also pay to Landlord any amount necessary to yield to Landlord the entire Purchase Price and Additional Payments if as a matter of the law of the State or locality such tax cannot be paid directly by Tenant). If there be any liens or encumbrances against the Leased Premises which Landlord is obligated to remove, upon request made a reasonable time before the Closing Date, Landlord shall provide at the Closing separate funds for the foregoing, payable to the holder of such lien or encumbrances.

      (iii) In the event that during any Renewal Term, Tenant shall serve a Tenant's Termination Notice upon Landlord, this Lease and the Term hereof shall terminate on the Termination Date specified in the Termination Notice; and in such event the Net Award to be made in the Condemnation proceeding shall be paid to Lender or to Landlord, in that order.

      (i) In the event of a Condemnation of any part of the Leased Premises which does not result in a termination of this Lease, subject to the requirements of Paragraph 15, the Net Award of such Condemnation shall be retained by Landlord; and promptly after such Condemnation, Tenant shall commence and diligently continue to completion the Restoration of the Leased Premises.

      (ii) Upon the payment to Landlord of the Net Award of a Taking which falls within the provisions of this Paragraph 13(c), Landlord and Lender shall, to the extent received, make the Restoration Award available to Tenant for Restoration, in accordance with the provisions of Paragraph 15, and promptly after completion of the Restoration, the balance of the Net Award shall be paid to Tenant and all Basic Rent, Additional Rent and other sums payable hereunder shall continue unabated and unreduced.

      (iii) In the event of a Requisition of the Leased Premises, Landlord shall apply the Net Award of such Requisition, to the extent available, to the installments of Basic Rent, Additional Rent or other sums payable by Tenant hereunder thereafter payable and Tenant shall pay any balance remaining thereafter. Upon the expiration of the Term, any portion of such Net Award which shall not have been previously credited to Tenant on account of the Basic Rent and Additional Rent shall be retained by Landlord.

      Except with respect to an award or payment to which Tenant is entitled pursuant to the provisions of Paragraph 13 (a), 13 (b) and 13 (c), no agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by either Landlord or Tenant (provided no Event of Default then exists and is continuing) without the written consent of the other, and of Lender, if the Leased Premises are then subject to a Mortgage, which consent shall not be unreasonably withheld or delayed.
    Insurance.
      Tenant shall maintain at its sole cost and expense the following insurance on the Leased Premises:
        Insurance against loss or damage to the Improvements and Equipment under a fire and broad form of all risk extended coverage insurance policy (which shall include flood insurance if the Leased Premises is located within a flood hazard area and which shall include earthquake insurance if the Leased Premises is located in an area where earthquake insurance is customarily maintained for similar commercial properties). Such insurance shall be in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies, and in any event in amounts not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable) as determined from time to time at either Lender's or Landlord's request but not more frequently than once in any 12-month period, by agreement of Landlord, Lender and Tenant, or if not so agreed, at Tenant's expense, by the insurer or insurers or by an appraiser approved by Landlord. Such insurance policies may contain reasonable exclusions and deductible amounts, all in accordance with industry standards.
        Contractual and comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises, which insurance shall be written on a so-called "Occurrence Basis", and shall provide minimum protection with a combined single limit in an amount not less than the greater of (x) Five Million ($5,000,000) Dollars (or in such increased limits from time to time to reflect declines in the purchasing power of the dollar as Landlord may reasonably request) or (y) the aggregate amount of such insurance carried by Tenant, for bodily injury, death and property damage in any one occurrence.
        Worker's compensation insurance covering all persons employed by Tenant on the Leased Premises in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Leased Premises.
        Intentionally deleted;
        Insurance against loss or damage from explosion of any steam or pressure boilers or similar apparatus located in or about the Improvements in an amount not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable).
        Such additional and/or other insurance with respect to the Improvements located on the Leased Premises and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to improvements similar in character, location and use and occupancy to the Improvements located on the Leased Premises.
      So long as (i) no Event of Default has occurred and is continuing, (ii) the consolidated Tangible Net Worth of Lease Guarantor is not less than Two Hundred Million ($200,000,000.00) Dollars as determined in accordance with generally accepted accounting principles consistently applied, and (iii) Lease Guarantor maintains a rating of NAIC II or better as rated by the National Association of Insurance Commissioners ("NAIC") (unless required by the Securities Evaluation Office of the NAIC to be a rating of NAIC I with the respect to the continued treatment of this Lease as a credit tenant lease, in which event Lease Guarantor must maintain a rating of NAIC I), Tenant may self-insure all or any portion of the coverage referred to in Paragraph 14(a) above.
      The insurance required by Paragraph 14(a) shall be written by companies having a claims paying ability rating by Standard & Poor's of not less than A-, and all such companies shall be authorized to do an insurance business in the State, or otherwise agreed to by Landlord and Lender. The insurance policies (i) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof, and (ii) shall (except for the worker's compensation insurance referred to in Paragraph 14 (a) (iii) hereof) name Landlord, Tenant and any Lender whose name and address have been provided to Tenant as additional insured parties, as their respective interests may appear. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and Lender.
      Each insurance policy referred to in clauses (i), (iv), (v) (and (vi) if requested by Lender) of Paragraph 14 (a), shall contain standard non-contributory mortgagee clauses in favor of any Lender whose name and address have been provided to Tenant. Each policy shall provide that it may not be canceled except after thirty (30) days' prior notice to Landlord and any such Lender. Each policy shall also provide that any losses otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, or (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than permitted by the provisions of such policy.
      Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 14, shall renew or replace each policy, and shall deliver to Landlord and Lender a certificate or other evidence (reasonably satisfactory to Lender and Landlord) of the existing policy and such renewal or replacement policy at least five (5) days prior to the Insurance Expiration Date of each policy. Each such policy shall provide that it shall not expire until the Landlord and any Lender listed as additional insured or loss payee shall receive a notice from the insurer to the effect that such policy will expire on the Insurance Expiration Date, as set forth in such notice, which shall be thirty (30) days following the date of the receipt by Landlord and such Lender of such notice. In the event of Tenant's failure to comply with any of the foregoing requirements of this Paragraph 14 within five (5) business days of the giving of written notice by Landlord to Tenant, Landlord shall be entitled to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord.
      Anything in this Paragraph 14 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 14(a) may be carried under a "blanket" policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" policy or policies otherwise comply with the provisions of this Paragraph 14. In the event any such insurance is carried under a blanket policy, Tenant shall deliver to Landlord and Lender evidence of the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Leased Premises and the presence in the policy of provisions of the character required in the above sections of this Paragraph 14.
      In the event of any casualty loss exceeding $350,000, Tenant shall give Landlord immediate notice thereof. Tenant shall adjust, collect and compromise any and all claims, with the consent of Lender and Landlord, not to be unreasonably withheld or delayed, and Landlord and Lender shall have the right to join with Tenant therein. If the estimated cost of Restoration or repair shall be Three Hundred Fifty Thousand ($350,000.00) Dollars or less, all proceeds of any insurance required under clauses (i), (iv), (v) (and (vi) if requested by Lender) of Paragraph 14(a) shall be payable to Tenant, provided that Tenant (or the Lease Guarantor) at such time shall have a Tangible Net Worth of not less than Two Hundred Million ($200,000,000.00) Dollars as determined in accordance with generally accepted accounting principles, consistently applied, and in all other events to a Trustee. If the Leased Premises shall be covered by a Mortgage, Lender, if it so desires, shall be the Trustee. Each insurer is hereby authorized and directed to make payment under said policies directly to such Trustee instead of to Landlord and Tenant jointly; and Tenant and Landlord each hereby appoints such Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease after approval by Tenant of such Trustee, if Trustee is other than Lender. Except as expressly set forth below, in the event of any casualty (whether or not insured against) resulting in damage to the Leased Premises or any part thereof, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Tenant hereunder. The Net Proceeds of such insurance payment shall be retained by the Trustee and, promptly after such casualty, Tenant, as required in Paragraphs 11 (a) and 12, shall commence and diligently continue to perform the Restoration to the Leased Premises. Upon payment to the Trustee of such Net Proceeds, the Trustee shall, to the extent available, make the Net Proceeds available to Tenant for restoration, in accordance with the provisions of Paragraph 15. Subject to Paragraph 14(h), Tenant shall, whether or not the Net Proceeds are sufficient for the purpose, promptly repair or replace the Improvements and Equipment in accordance with the provisions of Paragraph 11(a) and the Net Proceeds of such loss shall thereupon be payable to Tenant, subject to the provisions of Paragraph 15 hereof. In the event that any damage or destruction shall occur at such time as Tenant shall not have maintained third-party insurance in accordance with Paragraph 14(a)(i),(iv),(v) or (vi), Tenant shall pay to the Trustee Tenant's Insurance Payment. Notwithstanding anything herein to the contrary, all proceeds of any business interruption insurance maintained by Tenant shall be payable directly to Tenant.

    h. (i) If the cost of Restoration exceeds seventy-five percent (75%) or more of the replacement value of the Leased Premises, then Tenant may, not later than ninety (90) days after such casualty has occurred, serve a Tenant's Termination Notice upon Landlord.

    (ii) In the event that during the initial term (i.e., the portion of the term from the Commencement Date to the Expiration Date) Tenant shall serve a Tenant's Termination Notice upon Landlord, Tenant shall, as part of such Tenant's Termination Notice offer (which offer may be rejected by Landlord as set forth below) to purchase the Leased Premises and the insurance proceeds for the Purchase Price plus any and all Additional Payments.

    (iii) If Landlord and Lender (if there shall be a Lender at such time) shall not elect to accept Tenant's offer to purchase, Landlord shall give notice thereof to Tenant within one hundred twenty (120) days after the giving of Tenant's Termination Notice.

    (iv) Should an offer to purchase not be accepted by Landlord and Lender (if there shall be a Lender at such time), this Lease shall terminate on the Termination Date, Tenant shall have no obligation to commence or complete the Restoration and the entire amount of insurance proceeds (or the entire amount of Tenant's Insurance Payment, as applicable) payable in connection with such casualty (other than Tenant's business interruption insurance proceeds) shall be paid to Lender or to Landlord in that order.

    (v) Landlord's notice not to accept Tenant's offer to purchase shall be void and of no effect unless accompanied by the written notice of Lender (if there shall be a Lender at such time) to the effect that such Lender also elects not to accept Tenant's offer to purchase. Should said notices of Landlord and Lender (if applicable) rejecting Tenant's offer to purchase not be served within said period of one hundred twenty (120) days, then and in that event, the said offer shall be deemed accepted.

    (vi) In the event that Landlord and Lender (if there shall be a Lender at such time) shall accept or be deemed to have accepted Tenant's offer to purchase, title shall close and the Purchase Price and Additional Payments shall be paid as hereinafter provided and in such event Tenant shall be entitled to and shall receive any and all insurance proceeds with respect to the Leased Premises then or thereafter paid in connection with the casualty and Landlord shall assign (or in case of any insurance proceeds previously paid to Landlord, Trustee or Lender, deliver (or cause to be delivered) to Tenant on the Closing Date) such insurance proceeds as may be paid with respect to the Leased Premises in connection with such casualty. In the event Landlord and Lender (if applicable) shall accept Tenant's offer to purchase with respect to the Leased Premises, or be deemed to have accepted such Tenant's offer, title shall close on the Closing Date, at noon at the local office of Landlord's counsel, or at such other time and place as the parties hereto may agree upon, this Lease shall be automatically extended to and including the Closing Date and Tenant shall pay the Purchase Price and Additional Payments by transferring immediate funds to such account or accounts and in such bank or banks as Lender or Landlord, in that order, shall designate, upon delivery of a special warranty deed (or local equivalent) conveying Leased Premises and all other required documents including a bill of sale with respect to all personal property constituting a portion of the Leased Premises and an assignment of any insurance proceeds in connection with the casualty. The special warranty deed (or local equivalent) shall convey title, free from encumbrances other than (A) Permitted Encumbrances, (B) liens or encumbrances created or suffered by Tenant or arising by reason of the failure of Tenant to observe or perform any of the terms, covenants or agreements herein provided to be observed and performed by Tenant, (C) any installments of Impositions then affecting the Leased Premises, and (D) this Lease. The Purchase Price and Additional Payments payable as hereinabove provided shall be charged or credited, as the case may be, on the Closing Date, to reflect adjustments of Basic Rent paid or payable to and including the Closing Date, apportioned as of the Closing Date. Tenant shall pay all conveyance, transfer, sales and like taxes required in connection with the purchase, regardless of who is required to pay such taxes under State or local law or custom (and Tenant shall also pay to Landlord any amount necessary to yield to Landlord the entire Purchase Price and Additional Payments if as a matter of the law of the State or locality such tax cannot be paid directly by Tenant). If there be any liens or encumbrances against the Leased Premises which Landlord is obligated to remove, upon request made a reasonable time before the Closing Date, Landlord shall provide at the Closing separate funds for the foregoing, payable to the holder of such lien or encumbrances.

    (vii) During the period of time between the casualty and the Closing Date, this Lease shall stay in full force and effect and Tenant shall remain fully liable hereunder.

    (viii) In the event that during any Renewal Term, Tenant shall serve a Tenant's Termination Notice upon Landlord, this Lease and the Term hereof shall terminate on the Termination Date specified in the Termination Notice; and in such event Tenant shall have no obligation to commence or complete the Restoration and all of the insurance proceeds payable in connection with the casualty (other than Tenant's business interruption insurance proceeds) shall be paid to Lender or to Landlord, in that order.

    Restoration. The Restoration Fund shall be disbursed by the Trustee in accordance with the following conditions:
      If the cost of Restoration will exceed $350,000, prior to commencement of the Restoration the architects, general contractor(s), and plans and specifications for the Restoration shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed; and which approval shall be granted to the extent that the plans and specifications depict a Restoration which is substantially similar to the Improvements and Equipment which existed prior to the occurrence of the casualty or Taking, whichever is applicable.
      At the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed and remain undischarged or unbonded.
      Disbursements shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including architects' certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (2) partial releases of liens, and (3) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics' lien claims.
      Each request for disbursement shall be accompanied by a certificate of Tenant describing the work, materials or other costs or expenses, for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work or expense and the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease.
      The Trustee may retain ten percent (10%) of the Restoration Fund until the Restoration is at least fifty percent (50%) complete, and thereafter five percent (5%) until the Restoration is substantially complete.
      The Restoration Fund shall be kept in a separate interest-bearing federally insured account by the Trustee or by Lender. All interest shall become a part of the Restoration Fund.
      At all times the undisbursed balance of the Restoration Fund held by Trustee plus any funds contributed thereto by Tenant, at its option, shall be not less than the cost of completing the Restoration, free and clear of all liens.
      In addition, prior to commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by Landlord, exceeds the amount of the Net Proceeds, the Restoration Award and Tenant Insurance Payment available for such Restoration, the amount of such excess shall be paid by Tenant to the Trustee to be added to the Restoration Fund or Tenant shall fund at its own expense the costs of such Restoration until the remaining Restoration Fund is sufficient for the completion of the Restoration. Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of Restoration shall be paid to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of Restoration, the Net Proceeds or the Restoration Award shall be deemed to be disbursed prior to any amount added by Tenant.
    Subordination to Financing.
      (i) Subject to the provisions of Paragraph 16 (a)(ii), Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any Mortgage, and Tenant agrees, upon demand, without cost, to execute instruments as may be required to further effectuate or confirm such subordination.

      (ii) Except as expressly provided in this Lease by reason of the occurrence of an Event of Default, and as a condition to the subordination described in Paragraph 16(a)(i) above, Tenant's tenancy and Tenant's rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by the existence of, or any default under, any Mortgage, and in the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this Lease and any Renewal Term, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by law. Any Mortgage to which this Lease is now or hereafter subordinate shall provide (and the subordination provisions described in Section 16(a)(i) above are contingent upon such Mortgage providing), in effect, that during the time this Lease is in force and no Event of Default has occurred and is then continuing hereunder, insurance proceeds and any condemnation award shall be disbursed pursuant to the provisions of this Lease.

      Notwithstanding the provisions of Paragraph 16(a), the holder of any Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect, provided that such holder shall have agreed that during the time this Lease is in force any insurance proceeds and any condemnation award shall be disbursed pursuant to the provisions of this Lease and shall be permitted to be used for restoration in accordance with the provisions of this Lease.
      At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of a Lender who has granted non-disturbance to Tenant pursuant to Paragraph 16 (a) above, to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Paragraph 16(c) shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.
      Each of Tenant, any owner and Lender, however, upon demand of the other, hereby agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of Paragraphs 16(a) and 16(c), reasonably satisfactory to the requesting party acknowledging such subordination, non-disturbance and attornment as are provided in such subsections and setting forth the terms and conditions of its tenancy.
      Each of Tenant, Landlord and Lender agrees that, if requested by any of the others, each shall, without charge, enter into a Subordination, Non-Disturbance and Attornment Agreement reasonably requested by Lender, provided such agreement contains provisions relating to non-disturbance in accordance with the provisions of Paragraph 16(a) and Tenant hereby agrees for the benefit of any Lender whose name and address have been provided to Tenant, that Tenant will not, (i) without in each case the prior written consent of such Lender, which shall not be unreasonably withheld, conditioned or delayed, amend or modify this Lease (provided, however, such Lender, in such Lender's sole discretion may withhold or condition its consent to any amendment or modification which would or could (A) alter in any way the amount or time for payment of any Basic Rent, Additional Rent or other sum payable hereunder, (B) alter in any way the absolute and unconditional nature of Tenant's obligations hereunder or materially diminish any such obligations, (C) result in any termination hereof prior to the end of the initial term, or (D) otherwise, in such Lender's reasonable judgment, affect the rights or obligations of Landlord or Tenant hereunder), or enter into any agreement with Landlord so to do, (ii) without the prior written consent of such Lender which may be withheld in such Lender's sole discretion, cancel or surrender or seek to cancel or surrender the Term hereof, or enter into any agreement with Landlord to do so (the parties agreeing that the foregoing shall not be construed to affect the rights or obligations of Tenant, Landlord or Lender with respect to any termination permitted under the express terms hereof following certain events of condemnation or casualty as provided in Paragraph 13 or Paragraph 14 hereof), or (c) pay any installment of Basic Rent more than one (1) month in advance of the due date thereof or otherwise than in the manner provided for in this Lease.
    Assignment, Subleasing.
      With the exception of a tenant that would render the Leased Premises or a portion thereof a "tax-exempt use property" within the meaning of Section 168(h) of the Code, Tenant may assign its interest in this Lease and may sublet the Leased Premises in whole or in part, from time to time, without the consent of Landlord. Except for any right to place a lien on its personal property, Tenant shall have no rights to mortgage or otherwise hypothecate its leasehold interest under this Lease. With respect to any assignment or sublease to an entity that is not an Affiliate, Tenant shall provide Landlord with a written summary of the material terms of such assignment or sublease prior to the commencement date thereof.
      Each sublease of the Leased Premises or any part thereof shall be subject and subordinate to the provisions of this Lease. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. Notwithstanding any assignment or subletting, (i) Tenant shall continue to remain primarily liable and responsible for the payment of the Basic Rent and Additional Rent and the performance of all its other obligations under this Lease and (ii) Lease Guarantor shall continue to remain primarily liable for each of its payment and performance obligations under the Lease Guaranty. No assignment or sublease shall impose any obligations on Landlord under this Lease except as otherwise provided in this Lease. Tenant agrees that in the case of an assignment of this Lease, Tenant shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment. In the case of a sublease, Tenant shall, within fifteen (15) days after the execution and delivery of such sublease, deliver to Landlord a duplicate original of such sublease.
      Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default.
    Permitted Contests.
      So long as no Event of Default has occurred and is continuing, after prior written notice to Landlord, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement, (iii) discharge or remove any lien referred to in Paragraph 9 or 12, or (iv) take any action with respect to any violation referred to in Paragraph 11(b) so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the Imposition or lien so contested, (B) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such violation, (C) any interference with the use or occupancy of any of the Leased Premises, (D) any interference with the payment of any Basic Rent or any Additional Rent, and (E) the cancellation of any fire or other insurance policy.
      In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, lien, or violation, referred to above in such manner that exposes Landlord or Lender to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord and Lender or (iii) defeasance of its interest (including the subordination of the lien of any Mortgage to a lien to which such Mortgage is not otherwise subordinate prior to such contest) in the Leased Premises.
      Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay and save Lender and Landlord harmless against any and all losses, judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.
    Conditional Limitations; Default Provisions.
      If any Event of Default shall have occurred, Landlord shall have the right at its option, then or at any time thereafter, to do any one or more of the following without demand upon or notice to Tenant:
        Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice (which date shall be no sooner than ten (10) days after the date of the notice). Upon the date therein specified the Term and the estate hereby granted and all rights of Tenant hereunder shall expire and terminate as if such date were the date hereinabove fixed for the expiration of the Term, but Tenant shall remain liable for all its obligations hereunder through the date hereinabove fixed for the expiration of the Term, including its liability for Basic Rent and Additional Rent as hereinafter provided.
        Landlord may, whether or not the Term of this Lease shall have been terminated pursuant to clause (i) above give Tenant notice to surrender the Leased Premises to Landlord on a date specified in such notice (which date shall be no sooner than ten (10) days after the date of the notice), at which time Tenant shall surrender and deliver possession of the Leased Premises to Landlord. Upon or at any time after taking possession of the Leased Premises, Landlord may remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (i) above.
        After repossession of any of the Leased Premises pursuant to clause (ii) above, whether or not this Lease shall have been terminated pursuant to clause (i) above, Landlord may relet the Leased Premises or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its reasonable discretion, may determine; and Landlord shall collect and receive any rents payable by reason of such reletting. The rents received on such reletting shall be applied (A) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Leased Premises, reasonable and actual attorneys' fees and any reasonable and actual real estate commissions paid, and (B) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise. Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Leased Premises in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder. Landlord's re-entry and reletting of the Leased Premises without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth above. Landlord may make such Alterations as Landlord in its reasonable discretion may deem advisable. Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession, in performing Alterations and in reletting any of the Leased Premises, including fees and commissions of attorneys, architects, agents and brokers.
        If Tenant shall fail to make payment of any installment of Basic Rent or any Additional Rent after the date when each such payment is due, Tenant shall pay to Landlord, as Additional Rent, interest on the unpaid amount of Basic Rent or Additional Rent, at the Default Rate, such interest to accrue from the date such item of unpaid Basic Rent or Additional Rent was due until the date paid.
        Landlord may exercise any other right or remedy now or hereafter existing by law or in equity.
      In the event of any expiration or termination of this Lease or repossession of any of the Leased Premises by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord Basic Rent, Additional Rent and all other sums required to be paid by Tenant to and including the date of such expiration, termination or repossession and, thereafter, Tenant shall, until the end of what would have been the Term in the absence of such expiration, termination or repossession, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for and shall pay to Landlord as liquidated and agreed current damages: (i) Basic Rent, Additional Rent and all other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting pursuant to Paragraph 19 (a)(iii), after deducting from such proceeds all of Landlord's reasonable expenses in connection with such reletting (including all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, costs of Alteration and expenses of preparation for reletting). Tenant hereby agrees to be and remain liable for all sums aforesaid and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default.
      At any time after such expiration or sooner termination of this Lease pursuant to Paragraph 19 or pursuant to law or if Landlord shall have reentered the Leased Premises, as the case may be, whether or not Landlord shall have recovered any amounts under Paragraph 19(a)(iii) or 19(b), Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default, the amount by which the Basic Rent and all Additional Rent reserved hereunder for the unexpired portion of the Term demised herein as if this Lease had not expired or been terminated exceeds the then fair and reasonable rental value of the Leased Premises for the same period, discounted to present worth at the annual rate of six percent (6%), minus any such monthly deficiencies previously recovered from Tenant under Paragraph 19(a)(iii). If any statute or rule of law governing a proceeding in which such liquidated final damages provided for in this Paragraph 19(c) are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.
      If an Event of Default shall have occurred and be continuing, whether or not this Lease shall have been terminated pursuant to this Paragraph 19 and whether or not Landlord shall have collected any liquidated damages pursuant to Paragraph 19(b), Landlord shall have the right to recover, by demand to Tenant and at Landlord's election, and Tenant shall pay to Landlord, as and for final liquidated damages (which, if requested, shall be paid concurrently), and in lieu of all liquidated damages beyond the date of such demand (it being agreed that it would be impossible accurately to determine actual damages) the Termination Value together with all Additional Payments. Upon payment of the Termination Value together with all Additional Payments, Tenant shall be entitled to receive from Landlord, either at Tenant's request or upon Landlord's election, in either case at Tenant's cost, an assignment of Landlord's entire right, title and interest in and to the Leased Premises, Land, Improvements, Equipment and all components thereof, in each case in recordable form and otherwise in conformity with local custom and free and clear of the lien of this Lease (including without limitation the release of any memoranda of Lease and/or any lease supplement recorded in connection therewith). The Leased Premises shall be conveyed to Tenant by special warranty deed (or local equivalent) and in their then present physical condition. The special warranty deed (or local equivalent) shall convey title, free from encumbrances other than (A) Permitted Encumbrances, (B) liens or encumbrances created or suffered by Tenant or arising by reason of the failure of Tenant to observe or perform any of the terms, covenants or agreements herein provided to be observed and performed by Tenant, (C) any installments of Impositions then affecting the Leased Premises, and (D) this Lease. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law; provided, however, Tenant shall not be entitled to receive an assignment of Landlord's interest in the Leased Premises, Land, the Improvements, Equipment or the components thereof unless Tenant shall have paid in full the Termination Value together with all Additional Payments. Tenant specifically acknowledges and agrees that its obligations under this Section 19(d) shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.
      Notwithstanding anything to the contrary contained herein, if an Event of Default shall have occurred and, as a result thereof, Lender shall require Landlord, as borrower under the Loan, to purchase from Lender the Note or Notes evidencing the Loan and otherwise pay off the Loan in full, Tenant shall have the right to elect, at Tenant's sole cost and expense, to either (i) (x) purchase the Note or Notes directly from Lender and pay to Lender such amount required to pay off the Loan in full, together with any "make-whole" or other premiums under the Loan, and (y) thereafter pay to Landlord as Basic Rent under this Lease, the Basic Rent as set forth on Exhibit B-3 of this Lease less an amount equal to the monthly debt service that would have been payable under the Loan each month during the term hereof ((x) and (y) collectively, the "Note Purchase"), in which event, at Landlord's election, this Lease shall remain in full force and effect or (ii) pay to Landlord the Termination Value, together with all Additional Payments and any principal amount then outstanding under the Loan (to the extent such principal amount is not included as part of the Additional Payments) (the "Property Purchase"). Upon payment of the Termination Value together with all Additional Payments, Tenant shall be entitled to receive from Landlord, either at Tenant's request or upon Landlord's election, in either case at Tenant's cost, an assignment of Landlord's entire right, title and interest in and to the Leased Premises, Land, Improvements, Equipment and all components thereof, in each case in recordable form and otherwise in conformity with local custom and free and clear of the lien of this Lease (including without limitation the release of any memoranda of Lease and/or any lease supplement recorded in connection therewith). The Leased Premises shall be conveyed to Tenant by special warranty deed (or local equivalent) and in their then present physical condition. The special warranty deed (or local equivalent) shall convey title, free from encumbrances other than (A) Permitted Encumbrances, (B) liens or encumbrances created or suffered by Tenant or arising by reason of the failure of Tenant to observe or perform any of the terms, covenants or agreements herein provided to be observed and performed by Tenant, (C) any installments of Impositions then affecting the Leased Premises, and (D) this Lease. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law; provided, however, Tenant shall not be entitled to receive an assignment of Landlord's interest in the Leased Premises, Land, the Improvements, Equipment or the components thereof unless Tenant shall have paid in full the Termination Value together with all Additional Payments. Tenant shall consummate the Note Purchase or the Property Purchase, as the case may be, in each instance within the time periods, if any, required for Landlord to pay off the Loan under the loan documents evidencing or otherwise securing the Loan. Tenant specifically acknowledges and agrees that its obligations under this Section 19(e) shall be absolute and unconditional under any and all circumstances and shall be paid and/or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.
    Additional Rights of Landlord and Tenant.
      No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease. No delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.
      Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof.
      Landlord hereby waives any right to distrain or levy upon Trade Fixtures or any property of Tenant and any Landlord's lien or similar lien upon Trade Fixtures and any other property of Tenant regardless of whether such lien is created or otherwise. Landlord agrees at the request of Tenant, to execute a waiver of any Landlord's or similar lien for the benefit of any present or future holder of a security interest in or landlord of any of Trade Fixtures or any other personal property of Tenant.
      Landlord acknowledges and agrees in the future to acknowledge (in a written form reasonably satisfactory to Tenant) to such persons and entities at such times and for such purposes as Tenant may reasonably request that the Trade Fixtures are Tenant's property and not part of the Improvements (regardless of whether or to what extent such Trade Fixtures are affixed to the Improvements) or otherwise subject to the terms of this Lease.

    (e) (i) Tenant agrees to pay to Landlord any and all reasonable costs and expenses incurred by Landlord in connection with any litigation or other action instituted by Landlord to enforce the obligations of Tenant under this Lease, to the extent that Landlord has prevailed in any such litigation or other action. Any amount payable by Tenant to Landlord pursuant to this Paragraph 20(e)(i) shall be due and payable by Tenant to Landlord as Additional Rent.

    (ii) Landlord agrees to pay to Tenant any and all reasonable costs and expenses incurred by Tenant in connection with any litigation or other action instituted by Tenant to enforce the obligations of Landlord under this Lease, to the extent that Tenant has prevailed in any such litigation or other action. Any amount payable by Landlord to Tenant pursuant to this Paragraph 20(e)(ii) shall be due and payable within thirty (30) days after a final, non-appealable judgment or decision is rendered in favor of Tenant in such litigation or other action.

    Notices. All Notices shall be in writing and shall be deemed to have been given for all purposes (i) three (3) days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, or (ii) one (1) day after having been sent for overnight delivery by Federal Express, United Parcel Service or other nationally recognized air courier service.

    To the Addresses stated below:

    If to Landlord:

    _________________________
    c/o Wilmington Trust Company
    Rodney Square North
    1100 North Market Street
    Wilmington, Delaware 19890-0001
    Attention: Corporate Trust Services

    with a copy to:

    Atlantic Financial Group, Ltd.
    2808 Fairmount
    Suite 250
    Dallas, Texas 75201
    Attention: Steve Brookshire

    If to Tenant:

    c/o Performance Food
    Group Company
    12500 West Creek Parkway
    Richmond, Virginia 23238
    Attention: Jeff Fender

    with a copy to:

    Bass Berry & Sims PLC
    315 Deaderick Street
    Suite 2700
    Nashville, Tennessee 37238
    Attention: D. Mark Sheets

    If any Lender shall have advised Tenant by Notice in the manner aforesaid that it is the holder of a Mortgage and states in said Notice its address for the receipt of Notices, then simultaneously with the giving of any Notice by Tenant to Landlord, Tenant shall send a copy of such Notice to Lender in the manner aforesaid. For the purposes of this Paragraph 21, any party may substitute its address by giving fifteen days' notice to the other party in the manner provided above. Any Notice may be given on behalf of any party by its counsel.

    Estoppel Certificates. Landlord and Tenant shall at any time and from time to time, upon not less than twenty (20) days' prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent payable hereunder has been paid, (iii) that to the knowledge of the signer of such certificate no default by either Landlord or Tenant exists hereunder or specifying each such default of which the signer may have knowledge, (iv) the remaining Term hereof, (v) with respect to a certificate signed on behalf of Tenant, that to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any such proceedings are pending or threatened to said signer's knowledge, specifying and describing the same, and (vi) such other matters as may reasonably be requested by the party requesting the certificate. It is intended that any such statements may be relied upon by Lender, the recipient of such statements or their assignees or by any prospective purchaser, assignee or subtenant of the Leased Premises.
    Surrender and Holding Over.
      Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises (except as to any portion thereof with respect to which this Lease has previously terminated) to Landlord. Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination the Trade Fixtures and personal property which is owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Trade Fixtures and personal property not so removed at the end of the Term or within thirty days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.
      Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred fifty percent (150%) of the Basic Rent reserved herein and upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over without Landlord's consent shall entitle Landlord, in addition to collecting Basic Rent at a rate of one hundred fifty percent (150%) thereof, to exercise all rights and remedies provided by law or in equity, including the remedies of Paragraph 19(b).
    No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.
    Definition of Landlord.
      Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord's interest in the Leased Premises and shall not be enforced against the Landlord individually or personally.
      The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Leased Premises or holder of the Mortgage in possession at the time in question of the Leased Premises and in the event of any transfer or transfers of the title of the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.
    Hazardous Substances.
      Tenant agrees that it will not on, about, or under the Leased Premises, make, release, treat or dispose of any "hazardous substances" as that term is defined in CERCLA; but the foregoing shall not prevent the use, storage or existence of any hazardous substances in accordance with applicable laws and regulations and at levels that do not impose any clean up liability or obligation. Tenant represents and warrants that it will at all times comply with CERCLA and any other Environmental Laws.
      To the extent required by CERCLA and/or any other Environmental Laws, Tenant shall remove any "hazardous substances" (as defined in CERCLA) and "Hazardous Materials" (as defined above) whether now or hereafter existing on the Leased Premises and whether or not arising out of or in any manner connected with Tenant's occupancy of the Leased Premises during the Term. In addition to, and without limiting Paragraph 10 of this Lease, Tenant shall and hereby does agree to defend, indemnify and hold Lender and Landlord, their respective successors and assigns, officers, directors, shareholders, partners, members, affiliates, beneficiaries and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable attorneys' fees and costs of litigation, arising out of or in any manner connected with (i) the violation of any Environmental Law with respect to the Leased Premises or Tenant's prior ownership of the Leased Premises; (ii) the "release" or "threatened release" of or failure to remove, as required by this Paragraph 26, "hazardous substances" (as defined in CERCLA) and Hazardous Materials (as defined above) from the Leased Premises or any portion or portions thereof, including any past or current release and any release or threatened release during the initial term or any extension of Renewal Term, whether or not arising out of or in any manner connected with Tenant's occupancy of the Leased Premises during the Initial Term or any extension or Renewal Term.
      The Tenant agrees that it will not install any underground storage tank at the Leased Premises without specific, prior written approval from the Landlord. The Tenant agrees that it will not store combustible or flammable materials on the Leased Premises in violation of CERCLA or any other Environmental Laws.
    Entry by Landlord. Landlord and its authorized representatives shall have the right upon reasonable notice (which shall be not less than two (2) business days except in the case of emergency) to enter the Leased Premises at all reasonable business hours (and at all other times in the event of an emergency): (a) for the purpose of inspecting the same or for the purpose of doing any work under Paragraph 11(c), and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing the Leased Premises to prospective purchasers and mortgagees and, at any time within six (6) months prior to the expiration of the Term of this Lease for the purpose of showing the same to prospective tenants. No such entry shall constitute an eviction of Tenant but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant's business operation.
    No Usury. The intention of the parties being to conform strictly to the applicable usury laws, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.
    Financial Statements. Tenant shall submit to Landlord and Lender, either in print or in electronic form, the following financial statements, all of which must be prepared in accordance with generally accepted accounting principles consistently applied: (i) quarterly financial statements for Tenant and Lease Guarantor, within forty-five (45) days after the end of each March, June, September and December during the Term and any Renewal Term, and (ii) annual financial statements for Tenant and Lease Guarantor, audited by an independent certified public accountant, within ninety (90) days after the end of each fiscal year during the Term and any Renewal Term. For so long as Lease Guarantor shall be a publicly listed company and is required to file quarterly and annual statements with the SEC, then Lease Guarantor shall submit to Landlord and Lender (in satisfaction of the requirements set forth in the preceding sentence), when filed with the SEC, copies of Lease Guarantor's forms 10Q and 10K.
    Special Tax Indemnity.
      Tenant hereby represents, warrants and covenants to Landlord as follows: (i) under current law, neither the Leased Premises as a whole nor the Equipment constitutes "limited use property" within the meaning of Revenue Procedure 76-30, 1976-2 C.B. 647; (ii) at no time during the Term will the Leased Premises or any portion thereof constitute "tax-exempt use property" within the meaning of Section 168(h) of the Code; (iii) neither Tenant nor any Affiliate will claim any depreciation or cost recovery deductions with respect to the Leased Premises or any portion thereof, and has taken or will take any other action in connection with filing its or their federal income tax returns that would be a primary factor resulting in a Loss or Inclusion (in each case, as defined in Paragraph 30(b) below); (iv) as of the date hereof with respect to the (I) Improvements and Fixtures and (II) the Equipment, such Leased Premises will not require any improvement, modification or addition in order to be rendered complete for its intended use by Tenant; and (v) all written information supplied, caused to be supplied or to be supplied to any appraiser by or on behalf of Tenant or any Affiliate of Tenant with respect to the Leased Premises or any portion thereof was or will be, as the case may be, true and accurate when supplied.
      If, by reason of any act or omission of Tenant or by any other Person in possession of the Leased Premises or any portion thereof or by reason of the inaccuracy or breach by Tenant of any of the representations, warranties and covenants contained in this Paragraph 30, any anticipated depreciation deductions are lost, disallowed, eliminated, reduced, recaptured, compromised, delayed or otherwise made unavailable to Landlord (a "Loss") or Landlord incurs a tax detriment because Landlord is required to include amounts in income other than Anticipated Lease Income (an "Inclusion"), Tenant shall, upon notice from Landlord promptly pay such Person on demand in immediately available funds, as an indemnity an amount which, on an After-Tax Basis, shall be equal to the sum of (x) the increase in federal, state, local and foreign income tax liability for the respective taxable year attributable to such Loss or Inclusion plus (y) the amounts of interest, penalties and additions to tax (including, without limitation, any additions to tax because of underpayment of estimated tax), which are assessed against Landlord for such taxable year by the Internal Revenue Service or any relevant state, local or foreign taxing authority and which are attributable to such Loss or Inclusion.
      Landlord shall notify Tenant in writing of any actual or proposed claim, adjustment or other action of any tax authority received by Landlord in writing with respect to which Tenant may be required to provide indemnification under this Paragraph 30 ("Proposed Adjustment") (but failure of Landlord to so notify Tenant shall not relieve Tenant of its obligations hereunder except to the extent that Tenant is precluded from any contest and actually and materially harmed thereby). If Tenant shall request in writing within thirty (30) days after Landlord's notice described above that the Proposed Adjustment be contested (or such shorter period in which the Landlord may be required to take action), Landlord shall contest the Proposed Adjustment; provided, however, that: (i) prior to taking such action, Tenant shall have furnished Landlord with an opinion of independent tax advisor chosen by Tenant and reasonably acceptable to Landlord, to the effect that Landlord has a reasonable possibility of success in contesting the claim; (ii) prior to taking such action, Tenant shall have (A) acknowledged its obligation to indemnify Landlord hereunder in the event Landlord does not prevail in such contest and (B) agreed to reimburse Landlord promptly on demand for (or, if so requested by Landlord, advance) all costs and expenses that Landlord may incur in connection with contesting such claim, including without limitation reasonable attorneys' and accountants' fees and expenses; (iii) no Event of Default shall exist and be continuing; (iv) Landlord shall not be obligated to contest any proposed amount that is less than $25,000.00; and (v) Landlord shall in all events control the contest, and Tenant shall not have any right to inspect the books and records of Landlord, but shall have reasonable opportunity to review and comment on portions of documentation, protests, memoranda or briefs relating exclusively to a Proposed Adjustment. In the event Landlord pays the tax claimed and then seeks a refund, Landlord may require Tenant to advance funds sufficient to pay the tax that would be indemnified by Tenant hereunder if the refund claim were resolved adversely to Landlord. To the extent the refund claim is successful, the refund received from the taxing authority and attributable to funds advanced by Tenant shall be refunded to Tenant, unless the refund is needed to pay an indemnity. Notwithstanding anything to the contrary in this Paragraph 30(c), Landlord may at any time decline to take any further action with respect to a Proposed Adjustment or may settle any contest without the consent of Tenant; provided, however, that if Tenant has complied with all the terms of this Paragraph 30(c), and Tenant has reasonably withheld in writing its consent to all or part of such assessment or settlement based upon its evaluation of the merits, Tenant will not be obligated to indemnify Landlord for the portion of such assessment or settlement to which Tenant has reasonably withheld its consent. In the case of any flow-through entity, "Landlord" shall include the member or other equity owners of Landlord required to report the gross or net income of Landlord and/or other items of income, expense, deduction and credit with respect thereto, and "Landlord" and the owners thereof shall include the consolidated group of which any such Person is a part for income tax purposes.
      Notwithstanding anything herein to the contrary, the provisions of this Paragraph 30 shall survive the earlier termination of this Lease.
    Withholdings.
      Notwithstanding anything herein to the contrary, Tenant agrees that each payment of Basic Rent and Additional Rent shall be free and clear of, and without deduction for any withholdings of any nature whatsoever unless required by Applicable Law. If any deduction or withholding is required with respect to a payment of Basic Rent and/or Additional Rent by Tenant, Tenant shall pay an additional amount such that the net amount actually received by the Tax Indemnitee, after deduction or withholding, will be equal, on an After-Tax Basis, to all such amounts that would be received by the Tax Indemnitee if no such deduction or withholding had been required; provided, that the Tenant shall not be obligated to pay any additional amount pursuant to this Paragraph 31 if the requirement to make such payment is solely due to the failure of a Tax Indemnitee to comply with Paragraph 8(a)(ii)(E) to obtain relief or exemption from such withholding.
      Notwithstanding anything herein to the contrary, the provisions of this Paragraph 31 shall survive the earlier termination of this Lease.
    Substitution of Leased Premises. Tenant may elect to effect a Substitution; provided, that, the terms and conditions of this Paragraph 32 are fully satisfied:
      Tenant or Lease Guarantor shall provide Landlord with evidence satisfactory to Landlord that the Substitute Premises are of a specific use, strategic and necessary to the continued operations of Lease Guarantor or one of its Subsidiaries and that such Substitute Premises shall be used and occupied by Lease Guarantor or one of its Subsidiaries;
      the appraised fair market value and the useful life of the Substitute Premises shall be at least equal to the appraised fair market value and the useful life of the Withdrawn Premises at the time of the Substitution, as evidenced by an MAI appraisal prepared by an independent appraiser acceptable to the rating agencies (if the Loan is part of a Secondary Market Transaction) and dated no more than forty-five (45) days prior to the Substitution;
      Intentionally deleted;
      Intentionally deleted;
      no Event of Default by Tenant shall have occurred and be continuing under this Lease either at the time of the request for the proposed Substitution or on the date of the Substitution;
      Tenant shall provide Landlord with written notice of the prospective Substitution not less than sixty (60) days before the date on which such Substitution is sought to be effected;
      the Substitute Premises must be a property as to which Landlord will hold fee title and Lender (if any) will hold a first mortgage on Landlord's fee simple estate;
      Landlord and Tenant shall either (i) enter into a Substitution Lease and Tenant's obligation to pay rent under the Substitution Lease shall commence not later than the date of the Substitution, or (ii) amend this Lease to include the Substitute Premises as the Leased Premises.
      Tenant shall be required to accept the Substitute Premises in their "as is" condition;
      Lease Guarantor shall execute and deliver to Landlord an unconditional guaranty of payment and performance with respect to the Substitution Lease on the same terms and conditions as the existing Lease Guaranty, or shall amend the existing Lease Guaranty to expressly confirm and ratify the applicability of such Lease Guaranty in respect of the amended Lease described in Paragraph 32(h);
      Tenant shall satisfy the requirements of Lender to deliver an opinion or opinions of counsel from a reputable law firm acceptable to Lender and the Rating Agencies in form and substance satisfactory to the Rating Agencies (1) to the effect that (a) the Substitution does not violate any, and is in compliance with all, REMIC Provisions, will not endanger the status of the REMIC Trust as a REMIC, or result in the imposition of a tax upon the REMIC Trust (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code), and (b) the Substitution does not constitute a fraudulent conveyance under applicable bankruptcy and insolvency laws, and (2) with respect to such other matters as Lender may require;
      Tenant shall cause to be delivered to Landlord an opinion letter from a reputable law firm, in form and content satisfactory to Landlord, to the effect that the proposed Substitution (a) satisfies the requirements for a "like-kind exchange" under Section 1031 of the Code, and (b) does not cause Landlord to violate its holding requirements with respect to term of ownership under Section 1031 of the Code;
      Tenant shall cause to be delivered to Landlord an opinion letter from a reputable recognized law firm reasonably acceptable to Lender, in form and content satisfactory to Landlord, relating to the (1) due authorization, execution and delivery of the deed referenced in Paragraph 32(s)(ii) and the Substitute Lease or Lease amendment, as applicable, referenced in Paragraph 32(h), and (2) the enforceability of the Substitute Lease or Lease amendment, as applicable, referenced in Paragraph 32(h);
      Tenant shall be responsible for, and shall indemnify Landlord and Lender (if any) against, any adverse tax consequence to Landlord or Lender, if any, as the case may be, (on an After-Tax Basis as to each of Landlord and Lender (if any)) to the extent resulting from such Substitution including, without limitation, the payment of all Taxes which may be imposed in connection with the Substitution of the Substitute Premises, the withdrawal of the Withdrawn Premises or the sale at any time during the term of this Lease by Landlord of the Substitute Premises or the Withdrawn Premises, as the case may be;
      if Lender's loan is part of a Secondary Market Transaction, if Lender elects, Lender shall have received evidence in writing from the Rating Agencies to the effect that the proposed Substitution will not result in a modification, reduction or withdrawal of any rating initially assigned or to be assigned in such Secondary Market Transaction;
      the person or entity transferring the Substitute Premises to Landlord shall be solvent, and the Substitute Premises shall be transferred to Landlord in an arm's length transaction;
      Landlord's right, title and interest in the Withdrawn Premises shall be transferred to another person or entity other than an affiliate of Landlord;
      Tenant shall have (1) paid all costs and expenses, if any, of the Rating Agencies incurred in connection with the Substitution, and (2) paid or reimbursed Landlord and Lender for, concurrently with the effecting of such Substitution, all reasonable out-of-pocket costs and expenses including, without limitation, reasonable attorneys' fees, incurred by Landlord and Lender in connection with the Substitution, and Tenant shall have paid all recording charges, filing fees, taxes (excluding income, capital gains or similar taxes) and other expenses (including, without limitation, mortgage, intangible and transfer taxes) payable in connection with the Substitution;
      Tenant shall cause to be delivered to Landlord and Lender, without any cost or expense to either such party:
        an ALTA title insurance policy (a lender's policy and an owner's policy), with any and all endorsements Landlord and/or Lender may require, insuring (a) Lender and its successors and assigns, in an amount equal to the Loan amount for the Withdrawn Premises, which policy shall provide that the mortgage constitutes a first lien or charge upon the Substitute Premises subject only to such items that are comparable to those permitted with respect to the Withdrawn Premises and other items as shall have been approved in writing by Lender, and (b) Landlord, in the amount equal to the appraised value of the Substitute Premises, insuring Landlord's fee interest in the Substitute Premises subject only to such items that are comparable to those permitted with respect to the Withdrawn Premises and other items as shall have been approved in writing by Landlord;
        a deed conveying fee title to the Substitute Premises executed and delivered in favor of Landlord and in substance (with respect to warranties) substantially similar to the deed delivered to Landlord with respect to the Withdrawn Premises;
        a "Phase I" environmental assessment report and, if applicable, a Phase II environmental assessment report, from a reputable environmental consultant approved (if the Loan is part of a Secondary Market Transaction) by the Rating Agencies, dated not more than forty-five (45) days prior to the date of the proposed Substitution, which shall conclude that the Substitute Premises does not contain any Hazardous Materials (except for such items that are used in the ordinary course of the Tenant's business, in de minimis amounts and in full compliance with all applicable laws and regulations and at levels which do not impose any clean-up liability or obligations) and certified to each of Landlord and Lender and its successors and assigns;
        a copy of an as-built survey of the Substitute Premises certified to Lender, Landlord and the issuer of the title policy by a registered land surveyor licensed in the state in which the Substitute Premises is located and acceptable to the Rating Agencies (if the Loan is part of a Secondary Market Transaction), dated a date not earlier than thirty (30) days prior to the date of Substitution, in the same form and having the same content as the certification of the survey for the Withdrawn Premises, prepared in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such survey shall reflect the same legal description (metes and bounds) as the one contained in the title policy, and shall contain a certification that the Substitute Premises is not located in a flood zone;
        a zoning opinion or letter from the local zoning authority or its representative confirming that the Substitute Premises is a legal conforming, or legal nonconforming, use;
        a permanent certificate of occupancy for the Substitute Premises;
        valid certificates of insurance indicating that the requirements for the policies of insurance required under this Lease and the Loan documents have been satisfied with respect to the Substitute Premises, together with evidence of payment of all premiums for the existing policy period;
        an engineering report from a nationally recognized engineering consultant approved by the Rating Agencies (if the Loan is part of a Secondary Market Transaction) in a form recognized and approved by the Rating Agencies (if the Loan is part of a Secondary Market Transaction), dated not more than forty-five (45) days prior to the date of the proposed Substitution, stating that the Substitute Premises and its use comply in all material respects with all applicable requirements of law (including building and subdivision laws), and that the Substitute Premises is in good condition and repair and is free of damage or waste;
        an estoppel certificate certified to Lender and Landlord stating (1) that the Substitution Lease is in full force and effect and is a valid and binding obligation of Tenant, (2) that there are no defaults under the Substitution Lease, (3) that Tenant has no defense or offset to the payment of rent under the Substitution Lease, (4) the dates of lease commencement, rent commencement and lease expiration, (5) that no rent has been paid for more than one (1) month in advance, (6) that Tenant has no right or option of first offer or first refusal under the Substitution Lease to purchase the Substitution Premises, and (7) that Landlord has satisfied all requirements with respect to the delivery of the Substitute Premises and Tenant is in occupancy thereof;
        a subordination, non-disturbance and attornment agreement with respect to the Substitution Lease in the form delivered in connection with the Lease of the Withdrawn Premises;
        a release of Lender and Landlord, and their respective officers, directors, employees and agents, from all claims and liability relating to the Withdrawn Premises through and including the date of the effecting of the Substitution; and
        such other and further documents and information in connection with the Substitution as the Rating Agencies (if the Loan is part of a Secondary Market Transaction), Landlord or Lender may request.
      Notwithstanding Tenant's satisfaction of all of the conditions and requirements for a Substitution in accordance with this Paragraph 32, the Substitution shall be subject to the consent of Lender and the residual value insurance provider, if any, which consent shall not be unreasonably withheld.
    Right of First Refusal.
      Except in transactions consummated prior to the first (1st) anniversary of the Commencement Date, Landlord shall not at any time during the Term sell or convey or agree to sell or convey the Leased Premises without first having complied with the requirements of this Paragraph 33. Provided that no Event of Default exists or has occurred and is continuing, if Landlord shall desire to sell or convey the Leased Premises and Landlord shall obtain an offer, acceptable to Landlord, to purchase the Leased Premises, then Landlord shall submit a written copy of the offer to Tenant and shall give Tenant ten (10) days within which to elect to purchase the Leased Premises on the precise terms and conditions of the offer (except that if the offer shall be in whole or in part for consideration other than cash, Tenant shall have the right to pay in cash the fair market value of such non-cash consideration). If Tenant elects to so purchase the Leased Premises, Tenant shall give to Landlord written notice thereof ("Acceptance Notice") and the closing shall be held within sixty (60) days after the date of the Acceptance Notice, whereupon Landlord shall convey the Leased Premises to Tenant. At the closing Landlord shall deliver to Tenant a special warranty deed (or local equivalent), sufficient to convey to Tenant fee simple title to the Leased Premises free and clear of all liens, restrictions and encumbrances, except for the Permitted Encumbrances, liens or encumbrances created, suffered or consented to in writing by Tenant or arising by reason of the failure of Tenant to have observed or performed any term, covenant or agreement herein to be observed or performed by Tenant, the lien of any Impositions then affecting the Leased Premises, this Lease and, if the Leased Premises are to be conveyed subject to the outstanding balance of the Loan, the Mortgage and all other Loan documents. In the event Tenant shall elect not to so purchase the Leased Premises, Landlord may thereafter sell the Leased Premises only to the party making the offer or its assignee(s) and only in accordance with the terms thereof, unless a further offer is submitted to Tenant in accordance with this Paragraph 33.
      In no event shall the provisions of this Paragraph 33 or the rights and privileges of Tenant under this Paragraph 33 be construed as limiting in any manner any other rights granted elsewhere in this Lease to Tenant.
      Notwithstanding anything to the contrary herein, the provisions of this Paragraph 33 shall not apply to (i) any sale or conveyance of the Leased Premises in foreclosure sale (or similar proceeding) of a bona-fide mortgage or deed of trust or to any conveyance in lieu of foreclosure of such a mortgage or deed of trust, or to any transfer subsequent to a foreclosure sale or deed in lieu thereof in connection with the requirements of Standard & Poor's, Moody's or any other Rating Agencies if the Loan is securitized, (ii) any sale or conveyance of the Leased Premises which occurs during the existence of an Event of Default hereunder, or (iii) any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the beneficial ownership interest, membership interest or other equity interest in Landlord, or the change of the trustee, manager or other controlling person of the Landlord.
      If Landlord shall obtain an offer with respect to a sale or conveyance of all or any portion of the Leased Premises, and sells the Leased Premises (to Tenant or anyone else) Tenant hereby acknowledges and consents as follows: (i) any such sale or conveyance during any period in which the Loan may not be prepaid or defeased, as the case may be, shall be subject to the outstanding balance of the Loan (which shall be the non-cash portion of the purchase price), and, if Tenant shall be entitled to, and shall, exercise its rights under this Paragraph 33, the Loan, Note, Mortgage and other Loan documents will be assumed by Tenant, and the lien of the Mortgage may not be released during such period; (ii) such sale shall be in accordance with and subject to the terms and provisions of the Note, the Mortgage and the other Loan Documents, whether such purchase contemplates the purchase of the Leased Premises subject to the lien of the Mortgage or for a release of the lien of the Mortgage; and (iii) if the lien of the Mortgage is not released in connection with such sale of the Leased Premises, and if Tenant acquires the Leased Premises, no merger of title shall occur and this Lease and any guaranty of this Lease will remain in full force and effect in accordance with their terms.
      If Tenant shall have agreed to purchase the Leased Premises pursuant to an offer under which the third party offeror was to acquire the Leased Premises under and subject to the lien of the Mortgage, and if such purchase by Tenant of the Leased Premises shall occur at a time when the Loan may be prepaid or defeased, as the case may be, Tenant may, at it's option (but without any obligation to do so) purchase the Leased Premises for cash free and clear of the Mortgage but only if (i) the cash portion of the offer is increased by an amount equal to the principal and interest secured by the Mortgage, and (ii) Tenant pays (in addition to the purchase price) all prepayment premiums or defeasance deposits, yield maintenance amounts, satisfaction fees and any and all other sums which become owing as a result of such prepayment or defeasance, as the case may be; all to the end and effect that Landlord will net the same amount as Landlord would have netted had the Leased Premises been sold under and subject to the lien of the Mortgage, pursuant to the offer.
    Separability. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.
    Miscellaneous.
      The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.
      As used in this Lease the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including but not limited to"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance; title retention agreement, pledge, security interest, mortgage and/or deed of trust"; and (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant or condition".
      Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Any act which Tenant is required to perform under this Lease shall be performed at Tenant's sole cost and expense.
      This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.
      The covenants of this Lease shall run with the Land and bind Tenant, the successors and assigns of Tenant and all present and subsequent encumbrances and subtenants of any of the Leased Premises, and shall inure to the benefit of and bind Landlord, its successors and assigns.
      This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.
      This Lease shall be governed by and construed according to the laws of the State in which the Leased Premises is located.
      Unless expressly stated otherwise herein, wherever Tenant requests the consent or approval of Landlord, Landlord agrees that it will not unreasonably withhold or delay such consent or approval.

IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

LANDLORD:

________________________________,
a Delaware statutory trust

By: Wilmington Trust Company, not in its individual capacity, but solely as Trustee under that certain Trust Agreement, dated as of June 20, 2003, as amended

By:________________________
Name:
Title:

TENANT:

____________________________,
a _______________ corporation

By:________________________
Name:
Title:

APPENDIX A

"Additional Rent" shall mean all amounts, costs, expenses, liabilities and obligations (including Tenant's obligation to pay any Net Awards, Purchase Price, Default Rate interest or Late Charges hereunder) which Tenant is required to pay pursuant to the terms of this Lease other than Basic Rent.

"Additional Payments" shall mean all amounts (i) that are out-of-pocket costs incurred or payable by Landlord or Lender in connection with the transfer of the Leased Premises to Tenant, (ii) that are out-of-pocket costs, charges or penalties (including prepayment or defeasance costs and penalties), if any, incurred by Landlord and Lender as a result of the prepayment or defeasance of a Note(s), and (iii) that are due and owing to Lender or Landlord by reason of any default by Tenant in complying with its obligations under this Lease.

"Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with, such Person and shall include, if such Person is an individual, members of the immediate family of such Person, and trusts for the benefit of such individual. For the purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"After -Tax Basis" shall mean, with respect to any payment received or accrued by any Person, the amount of such payment (the "base payment") supplemented by a further payment (the "additional payment") to that Person so that the sum of the base payment plus the additional payment shall, after taking into account the amount of all Taxes required to be paid by such Person in respect of the receipt or accrual of the base payment and the additional payment (after any current credits or deductions arising therefrom and the timing thereof), be equal to the amount required to be received. Such calculations shall be made (a) in the case of entities subject to United States Federal income tax, at the highest marginal United States federal, state and local income tax rates applicable to individuals or corporations (as the case may be) resident or domiciled in the jurisdiction where the recipient of such payment is located (or where the recipient indicates such payment will be required to be reported, if different); (b) in the case of an organization exempt from United States Federal income tax, at the highest marginal United States federal, state and local tax rates applicable to unrelated business taxable income (or any tax that is a supplement or addition to or substitute for or in lieu thereof, whether or not expressly so designated), but only if the payments with respect to the Leased Premises are subject to such tax or (c), if Landlord is not a US taxpayer, at Landlord's actual effective overall tax rate, if lower. In the case of any flow-through entity, "Landlord" shall include the direct or indirect members or other equity owners of Landlord that are required to report the gross or net income of Landlord and/or other items of income, expense, deduction and credit with respect thereto, and in the case of any entity, "Landlord" and the owners thereof shall include any consolidated, combined or unitary group of which Landlord is a part for income tax purposes.

"Alteration" or "Alterations" shall mean any or all changes, additions (whether or not adjacent to or abutting any then existing buildings), expansions (whether or not adjacent to or abutting any then existing buildings), improvements, reconstructions, removals or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary.

"Anticipated Lease Income" shall mean the amounts expected to be included in gross income with respect to this Lease including only (i) Basic Rent and Additional Rent, (ii) payments as a consequence of a sale or other disposition (other than in the case of the exercise of remedies after an Event of Default) of the Leased Premises, and (iii) an amount received pursuant to the indemnity set for in Paragraph 30.

"Applicable Laws" shall mean all existing and future applicable laws (including common laws), rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of any Governmental Authorities, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to the environment and those pertaining to the construction, use or occupancy of the Leased Premises). Applicable Laws shall include Environmental Laws.

"Basic Rent" shall mean (a) the amounts set forth on Exhibit B-1 annexed to this Lease, or (b) in connection with a Note Purchase and thereafter during the term of this Lease, the amounts set forth on Exhibit B-3 annexed to this Lease less an amount equal to the monthly debt service that would have been payable under the Loan each month during the term of this Lease.

"Basic Rent Payment Dates" shall mean the last business day of June, 2003 and the last business day of each month thereafter during the Term.

"CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601-9657.

"Claims" shall mean Liens (including, without limitation, lien removal and bonding costs), liabilities, obligations, damages, losses, demands, penalties, assessments, payments, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses and costs of investigation) of any kind and nature whatsoever.

"Closing Date" shall mean the date upon which title to the Leased Premises is conveyed to Tenant in accordance with Paragraph 13 or Paragraph 14 of this Lease, as applicable, and Tenant pays to Landlord the Purchase Price, Additional Payments and any and all other amounts required to be paid hereunder, which date shall in no event be later than the later to occur (i) the date that is thirty (30) days after the date the fair market purchase value is determined, and (ii) the thirtieth (30th) day after Landlord's notice to Tenant accepting Tenant's offer to purchase the Leased Premises in accordance with Paragraph 13 or Paragraph 14 of this Lease, as applicable.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Commencement Date" shall mean the date hereof.

"Condemnation" shall mean a Taking and/or a Requisition.

"Consolidated" shall mean the consolidated financial information of the Lease Guarantor and its Subsidiaries under GAAP.

"Consolidated Debt" shall mean, at any time but without duplication, the amount of Debt of the Lease Guarantor and its Subsidiaries determined on a Consolidated basis in accordance with GAAP at such time.

"Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) of the Lease Guarantor and its Subsidiaries for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, together with any related provision for taxes, realized upon any sale of assets outside the ordinary course of business, and (ii) undistributed net income of a Subsidiary to the extent that such distribution is prohibited by agreement, judgment or regulation.

"Consolidated Net Worth" shall mean, at any time, on a Consolidated basis, shareholders' equity of the Lease Guarantor and its Subsidiaries at such time determined in accordance with GAAP.

"Consolidated Total Capitalization" shall mean, at any time, the sum of Consolidated Net Worth and Consolidated Debt.

"Debt" shall mean, without duplication, with respect to any Person, as at any date of determination: (i) all indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed; (ii) all indebtedness, whether or not for borrowed money, secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed by such Person; (iii) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such Person, whether by purchase, consolidation, merger or otherwise other than any payables and accrued expenses in the ordinary course of business that are current liabilities under GAAP; and (iv) any indebtedness of any other Person of the character referred to in clauses (i), (ii), or (iii) of this definition with respect to which the Person whose Debt is being determined has become liable (directly, indirectly, absolutely, contingently or otherwise) by way of a guarantee, and all principal or similar payments with respect to any synthetic lease, end loaded lease financing or similar off balance sheet financing for which the Person whose Debt is being determined or any Subsidiary of such Person is liable (directly, indirectly, absolutely, contingently, or otherwise) including by way of a guarantee all as determined in accordance with GAAP; provided, however, Debt shall not include endorsement of negotiable instruments for collection in the ordinary course of business.

"Default Rate" shall mean a rate of interest equal to the higher of (i) 10.50% per annum and (ii) four (4%) percent per annum above the then current Prime Rate.

"Easements" shall mean easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as desirable for operation of the Leased Premises or properties adjacent thereto.

"Environmental Laws" shall mean and include the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. §§ 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, CERCLA, the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq and all other federal, state and local laws, ordinances, rules, orders, statutes, codes and regulations applicable to the Leased Premises and (i) relating to the environment, human health or natural resources, (ii) regulating, controlling or imposing liability or standards of conduct concerning Hazardous Materials, or (iii) regulating the clean-up or other remediation of the Leased Premises or any portion thereof, as any of the foregoing may have been amended, supplemented or supplanted from time to time.

"Equipment" shall mean, collectively, the machinery and equipment which is attached to the Improvements in such a manner as to become fixtures under applicable law, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease, excepting therefrom the Trade Fixtures.

"Event of Default" shall mean the occurrence of any one or more of the following events under this Lease: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal which had or might have the effect of preventing Tenant from complying with the provisions of this Lease): (x) any payment of Basic Rent or Additional Rent when due and payable, or (y) any payment of any other sum herein required to be paid by Tenant which continues unremedied for a period of five (5) days; (ii) failure by Tenant to perform and observe, or a violation or breach of, any other provision in this Lease and such default shall continue for a period of thirty (30) days after written notice thereof is given by Landlord or Lender or Lender's designee to Tenant, or if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) days, such period shall be extended for such longer time as is reasonably necessary (not to exceed sixty (60) days) provided that Tenant has commenced to cure such default within said period of thirty (30) days and is actively, diligently and in good faith proceeding with continuity to remedy such default; (iii) any representation or warranty made in this Lease, or in connection with this Lease, by Tenant or by any principal, general partner or managing member of Tenant or of any guarantor of Tenant's obligations under this Lease is determined by Landlord to have been false or misleading in any material respect at the time made; (iv) Tenant or any guarantor of Tenant's obligations hereunder shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) voluntarily consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) voluntarily file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, or (D) voluntarily file a general assignment for the benefit of creditors; (v) a court shall enter an order, judgment or decree appointing, with the voluntary consent of Tenant or any guarantor of Tenant's obligations hereunder, a receiver or trustee for Tenant or any guarantor of Tenant's obligations hereunder or for the Leased Premises or approving a petition filed against Tenant or any guarantor of Tenant's obligations hereunder which seeks relief under the bankruptcy or other similar laws of the United States or any State, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered; (vi) Tenant or any guarantor of Tenant's obligations hereunder shall in any insolvency proceedings be liquidated or dissolved or shall voluntarily commence proceedings towards its liquidation or dissolution; (vii) the estate or interest of Tenant in the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within thirty (30) days after such levy or attachment; (viii) Lease Guarantor shall fail to maintain at all times a ratio of Consolidated Debt to Consolidated Total Capitalization, expressed as a percentage, of not greater that 60%; (ix) Lease Guarantor shall fail to maintain a ratio of Income Available for Fixed Charges to Fixed Charges of not less than 2.0 to 1.0, calculated at the end of each fiscal quarter based upon the period of four consecutive fiscal quarters then ended; (x) Lease Guarantor's Consolidated Net Worth shall be less than $115,000,000 at any time; (xi) Lease Guarantor shall be in default in the payment of any sums due under any debt of Lease Guarantor having an original principal amount of $50,000,000 or greater (such debt, "Material Debt"); or (xii) any Material Debt is accelerated by the holder thereof due to a default thereunder by Lease Guarantor or any of its Affiliates.

"Expiration Date" shall mean June 30, 2025.

"Fixed Charges" for any period shall mean (i) all interest and amortization of debt discount and expense on all Debt of the Lease Guarantor and its Subsidiaries, on a Consolidated basis, paid or payable during such period and (ii) rent expense incurred under operating leases of the Lease Guarantor and its Subsidiaries, determined on a Consolidated basis for such period.

"Fixtures" shall mean all fixtures (except Trade Fixtures), including any components thereof, on and in respect to the Improvements, including, without limitation, all built-in equipment used in the operation of the Leased Premises, together with all replacements, modifications, alterations and additions thereto.

"GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

"Governmental Authority" shall mean any federal, state, county, municipal, foreign or other governmental or regulatory authority, agency, board, body, instrumentality, court or quasi governmental authority (or private entity in lieu thereof).

"Guaranties" shall mean all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code.

"Hazardous Materials" shall mean all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing materials and/or products, urea formaldehyde, or any substances which are classified as "hazardous" or "toxic" under CERCLA; hazardous waste as defined under the Solid Waste Disposal Act, as amended 42 U.S.C. § 6901; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; pollutants as defined under the Clean Water Act, as amended, 33 U.S.C. § 1251, et seq., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. § 136, et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et Seq., any substance listed in the United States Department of Transportation Table at 45 CFR 172.101; any chemicals included in regulations promulgated under the above listed statutes; any explosives, radioactive material, and any chemical regulated by state statutes similar to the federal statutes listed above and regulations promulgated under such state statutes.

"Holder" shall mean, as of any particular date, any holder of a promissory note secured by a Mortgage.

"Impositions" shall mean, collectively, all Taxes of every kind and nature on or with respect to the Leased Premises, or the use, lease, ownership or operation thereof; all charges and/or taxes for any easement or agreement maintained for the benefit of the Leased Premises (provided such easement is a Permitted Encumbrance or was executed with Tenant's consent); all general and special assessments, levies, permits, inspection and license fees on or with respect to the Leased Premises; all water and sewer rents and other utility charges on or with respect to the Leased Premises; all ground rents on or with respect to the Leased Premises, if any; and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Leased Premises, prior to or during the Term, against Landlord, Tenant or any of the Leased Premises as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Leased Premises, or the Basic Rent or Additional Rent, including without limitation, any gross income tax, sales tax, occupancy tax or excise tax levied by any governmental body on or with respect to such Basic Rent or Additional Rent; all payments required to be made to a governmental or quasi-governmental authority (or private entity in lieu thereof) that are in lieu of any of the foregoing, whether or not expressly so designated; and any penalties, fines, additions or interest thereon or additions thereto.

"Improvements" shall mean, collectively, the buildings, structures and other improvements on the Land.

"Income Available for Fixed Charges" for any period shall mean the sum of (a) Consolidated Net Income, plus (b) (to the extent deducted in determining such Consolidated Net Income) (i) all provisions for any Federal, state or other income taxes made by the Lease Guarantor and its Subsidiaries, (ii) Fixed Charges, and (iii) depreciation and amortization expense, all as calculated for such period.

"Indemnitee" shall mean Landlord, Lender, any Holder, any servicer of a Loan, any trustee under a Mortgage which is a deed of trust, each of their assignees or other transferees and each of their Affiliates and their respective officers, directors, employees, shareholders, members or other equity owners.

"Initial Term" shall mean the period of time commencing on the Commencement Date and terminating on the Expiration Date.

"Insurance Expiration Date" shall mean, with respect to an insurance policy, the date that such insurance policy will expire.

"Insurance Requirement" or "Insurance Requirements" shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy, and whenever Tenant shall be engaged in making any Alteration or Alterations, repairs or construction work of any kind (collectively, "Work"), the term "Insurance Requirement" or "Insurance Requirements" shall be deemed to include a requirement that Tenant obtain or cause its contractor to obtain completed value builder's risk insurance when the estimated cost of the Work in any one instance exceeds the sum of Three Hundred Fifty Thousand ($350,000.00) Dollars and that Tenant or its contractor shall obtain worker's compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Landlord.

"Land" shall mean the lot(s) or parcel(s) of land described in Exhibit "A" attached to this Lease and made a part hereof, together with the easements, rights and appurtenances thereunto belonging or appertaining.

"Landlord" shall mean_______________, a Delaware statutory trust.

"Late Charge" shall mean, with respect to an overdue installment of Basic Rent, an amount equal to five percent (5%) of such overdue installment of Basic Rent.

"Law" shall mean any constitution, statute or rule of law.

"Lease Guarantor" shall mean Performance Food Group Company, a Tennessee corporation, as guarantor of Tenant's obligations under this Lease pursuant to the Lease Guaranty.

"Lease Guaranty" shall mean that certain Corporate Guaranty dated as of the date hereof from Lease Guarantor in favor of Landlord, its successors and assigns, in the form of Exhibit E annexed to this Lease.

"Leased Premises" shall mean, collectively, the Land, the Improvements and the Equipment, together with any and all other property and interest in property conveyed to Landlord pursuant to the deeds, bills of sale or other documents executed in connection with the purchase of the Land by Landlord.

"Legal Requirement" or "Legal Requirements" shall mean, as the case may be, any one or more of all present and future laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord or the Leased Premises) and all covenants, restrictions and conditions now of record which may be applicable to Tenant, Landlord (with respect to the Leased Premises) or to all or any part of or interest in the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Leased Premises, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the "Americans with Disabilities Act") or results in interference with the use or enjoyment of the Leased Premises or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.

"Lender" shall mean an entity identified as such in writing to Tenant which makes a Loan to Landlord, secured by a Mortgage and evidenced by a Note or which is the holder of the Mortgage and Note as a result of an assignment thereof.

"Lien" shall mean any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, or any type of preferential arrangement that has the practical effect of creating a security interest, including, without limitation, any thereof arising under any conditional sale agreement, capital lease or other title retention agreement.

"Loan" shall mean a loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.

"Moody's" shall mean Moody's Investors Service, Inc.

"Mortgage" shall mean a first priority mortgage, deed of trust or similar security instrument hereafter executed covering the Leased Premises from Landlord to Lender.

"Net Award" shall mean the entire award payable to Landlord or a Lender by reason of a Condemnation, less any reasonable expenses incurred by Landlord in collecting such award and excluding Tenant's Award, if any (to the extent Tenant is entitled to Tenant's Award pursuant to the terms of this Lease).

"Net Proceeds" shall mean the entire proceeds of any insurance required under clause (i), (iv), (v) or (vi) of Paragraph 14 (a) of this Lease, less any actual and reasonable expenses incurred by Landlord in collecting such proceeds.

"Notice" or "Notices" shall mean all notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease.

"Note" or "Notes" shall mean a Promissory Note or Notes hereafter executed from Landlord to Lender, which Note or Notes will be secured by a Mortgage and an assignment of leases and rents.

"Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions, encroachments, easements and other matters of title that affect the Leased Premises as of the date of Landlord's acquisition thereof, excepting, however, any such matters arising from the acts of Landlord (such as liens arising as a result of judgments against Landlord).

"Person" shall mean an individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, non-incorporated organization or government or any agency or political subdivision thereof.

"Prime Rate" shall mean the prime rate of interest published in the Wall Street Journal or its successor, from time to time.

"Purchase Price" shall mean the greater of the Stipulated Value or the fair market purchase value of the Leased Premises. To determine the fair market purchase value, Landlord shall designate an independent MAI appraiser within twenty (20) days after Tenant's offer to purchase the Leased Premises. Within ten (10) days after selection of Landlord's appraiser, Landlord shall notify Tenant of the determination made by Landlord's appraiser with respect to the fair market purchase value of the Leased Premises. Tenant shall then have ten (10) days to dispute such determination and to select its own independent MAI appraiser. In the event that Tenant fails to select its appraiser within such ten (10) day period, the determination of Landlord's appraiser shall constitute the fair market purchase value. Within ten (10) days after selection of Tenant's appraiser, the two appraisers shall meet and attempt to agree as to the fair market purchase value for the Leased Premises. With respect to a Condemnation, the appraised fair market purchase value shall be determined on an "as is" basis immediately prior to the Condemnation and based upon the assumption that such Condemnation was not to occur. With respect to a casualty, the appraised fair market purchase value shall be determined on an "as built" basis after full Restoration. In the event that such appraisers are unable to agree as to such fair market purchase value then: (i) if the difference between the two determinations is less than five percent (5%) of the lower determination, then the average of the two determinations shall be deemed to constitute fair market purchase value; or (ii) if the difference between the two determinations is equal to or greater than five percent (5%) of the lower determination, then the two appraisers shall jointly select a third independent MAI appraiser, which appraiser shall select which of the determinations of the first two appraisers shall constitute the fair market purchase value. Such third appraiser shall not have the right to vary or modify the determinations of the appraisers selected by Landlord and Tenant. Any appraiser selected by Tenant or Landlord must have at least ten (10) years experience in appraising commercial real estate in the area in which the Leased Premises is located. The appraisers shall not have the right to amend, modify or vary any of the terms of this Lease and the determination of the appraisers shall be final, binding and conclusive upon Landlord and Tenant.

"Rating Agency" or "Rating Agencies" shall mean, if any, one or more of Standard & Poor's, Moody's, Fitch or any other rating agency that has rated the Loan, the Mortgage or the REMIC Trust or any other trust or entity in which the Loan and the Mortgage have been placed.

"REA" shall mean a reciprocal easement agreement or any other agreement or document of record now affecting the Leased Premises.

"Release" shall mean the release under applicable Environmental Laws or the threatened release of any Hazardous Materials into or upon any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouting, escaping, emptying, placement and the like.

"REMIC" shall mean a "real estate mortgage investment conduit" within the meaning of the Code.

"REMIC Provisions" shall mean the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and any related provisions and proposed, temporary and final Treasury regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

"Renewal Option Notice" shall mean a written notice from Tenant to Landlord of its election to extend the Term (or any then Renewal Term) of this Lease pursuant to Paragraph 5 of this Lease.

"Renewal Term" shall mean an additional Lease term of five (5) years.

"Replaced Equipment" shall mean Equipment that has been replaced by Tenant with Replacement Equipment.

"Replacement Equipment" shall mean operational equipment or other parts used by Tenant to replace any of the Equipment.

"Requisition" shall mean any temporary condemnation or confiscation of the use or occupancy of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

"Restoration" shall mean, following a casualty or Condemnation, the restoration of the Leased Premises to as nearly as possible its value, condition and character immediately prior to such casualty or Condemnation, in accordance with the provisions of this Lease, including but not limited to the provisions of Paragraphs 11(a), 12 and 15. Notwithstanding the foregoing, such Restoration may depart from the exact condition of the Leased Premises immediately prior to the casualty or Condemnation, provided that (i) the fair market value of the Leased Premises shall not be lessened after the completion of the Restoration, (ii) the use of the Leased Premises shall not be changed as a result of any such Restoration, (iii) all such Restoration shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements, (iv) Tenant shall (subject to the provisions of Paragraph 18 hereof) discharge all liens filed against any of the Leased Premises arising out of the same, and (v) no such Alteration shall create any debt or other encumbrance(s) on the Leased Premises.

"Restoration Fund" shall mean, collectively, the Net Proceeds, Restoration Award and Tenant Insurance Payment.

"Restoration Award" shall mean that portion of the Net Award equal to the cost of Restoration.

"SEC" shall mean the Securities and Exchange Commission.

"Secondary Market Transaction" shall be (i) any sale of the Loan documents to one or more investors as a whole loan; (ii) a participation of the loan to one or more investors, (iii) any deposit of the loan documents in a trust or other entity that may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity, or (iv) any other sale or transfer of the loan or any interest therein to one or more investors.

"Standard & Poor's" shall mean Standard & Poor's Ratings Services.

"State" shall mean the State or Commonwealth in which the Leased Premises is situated.

"Stipulated Value" shall mean the stipulated value computed in accordance with Exhibit F of this Lease.

"Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of Tenant.

"Substitution Lease" shall mean a lease of the Substitute Premises on the same terms and conditions as this Lease with respect to the Withdrawn Premises, including, without limitation, the same rental terms with respect to the Withdrawn Premises, for the remaining term of the Lease (including all remaining renewal terms thereunder).

"Substitute Premises" shall mean the premises that are substituted under this Lease for the Withdrawn Premises pursuant to Paragraph 32.

"Substitution" shall mean the substitution under this Lease of the Substitute Premises for the Withdrawn Premises pursuant to Paragraph 32.

"Taking" shall mean any taking of the Leased Premises in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation.

"Tangible Net Worth" shall mean, with respect to any Person, total shareholders' equity less goodwill of such Person.

"Tax" or "Taxes" shall mean any and all present and future taxes, including income (gross or net), gross or net receipts, sales, use, value added, franchise, doing business, transfer, capital, property (tangible or intangible), ad valorem, municipal assessments, excise and stamp taxes, levies, imposts, duties, charges, assessments or withholding, together with any penalties, fines, additions or interest thereon or additions thereto (any of the forgoing being referred to herein individually as a "Tax"), imposed by any Governmental Authority. Taxes shall include the costs of any contest or appeal pursued which reduces the Taxes (or attempts to do so) including reasonable attorneys' fees and costs incident thereto. Without limiting the foregoing, if at any time during the term of this Lease the methods of taxation prevailing at the execution hereof shall be changed or altered so that in lieu of or as a supplement or addition to or a substitute for the whole or any part of the real estate taxes or assessments now or from time to time thereafter levied, assessed or imposed by applicable taxing authorities for the funding of governmental services, there shall be imposed (i) a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the gross rents received or otherwise attributable to the Leased Premises, or (ii) a tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Leased Premises or this Lease, and imposed on the Landlord under this Lease or any portion thereof, or (iii) a license fee or other fee or tax measured by the gross rent payable under this Lease, or (iv) any other tax, assessment, levy, charge, fee or the like payable with respect to the Leased Premises, the rents, issues and profits thereof, then all such taxes, assessments, levies, impositions and/or charges, or the part thereof so measured or based, shall be deemed to be Taxes.

"Tax Indemnitee" shall mean Landlord, Lender, any Holder, any servicer of a Loan, any trustee under a Mortgage which is a deed of trust, each of their assignees or other transferees and each of their Affiliates and their respective officers, directors, employees, shareholders, members or other equity owners.

"Tenant" shall mean_________________, Inc., a ____________corporation.

"Tenant's Award" shall mean, to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, a Condemnation award relating solely to the value of the leasehold interest created by this Lease or any award or payment (in connection with a Condemnation) on account of Trade Fixtures, Tenant's moving expenses and Tenant's out-of-pocket expenses incidental to the move, if available.

"Tenant's Insurance Payment" shall mean, in the event of a damage or destruction, the amount of the proceeds that would have been payable under the third-party insurance required to be maintained pursuant to Paragraph 14(a)(i),(iv),(v) or (vi) had such insurance program been in effect .

"Tenant's Termination Notice" shall mean a written notice from Tenant to Landlord after a Condemnation or casualty of Tenant's intention to terminate this Lease and setting forth therein the Termination Date and Tenant's offer to purchase the Leased Premises in accordance with Paragraph 13 or Paragraph 14 of this Lease, as applicable.

"Term" shall mean the Initial Term, together with any Renewal Term.

"Termination Date" shall mean the date for the termination of this Lease pursuant to Tenant's Termination Notice, which date shall be on a Basic Rent Payment Date occurring no sooner than thirty (30) days after the date of Landlord's notice to Tenant rejecting Tenant's offer to purchase the Leased Premises pursuant to Paragraph 13 or Paragraph 14 of this Lease, as applicable.

"Termination Value" shall mean the termination value computed in accordance with Exhibit "C" annexed to this Lease.

"Trade Fixtures" shall mean all fixtures, equipment and other items of personal property (whether or not attached to the Improvements) which are owned by Tenant and used solely in connection with the operation of the business conducted on the Leased Premises and which are not necessary for the operation of the Leased Premises.

"Trustee" shall mean a federally insured bank or other financial institution, selected by Landlord and Tenant and reasonably satisfactory to Lender.

"Withdrawn Premises" shall mean the Leased Premises withdrawn from the Lease in accordance with the terms and conditions of Paragraph 32.